UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 7, 2026
Dear Fellow Shareholder:
On behalf of the Board of Directors, I am pleased to invite you to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Altisource Portfolio Solutions S.A. (the “Company”), which will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg, on Wednesday, May 20, 2026, at 9:00 a.m. Central European Time.
Your vote is important. At the Annual Meeting, shareholders will be asked to consider and vote on the proposals described in the accompanying proxy statement. These matters include the election of Directors, approval of the appointment of auditors, approval of the Company’s annual accounts, advisory approval of the compensation of our named executive officers, approval of an amendment to the Company’s 2009 Equity Incentive Plan (including an increase in the number of shares available thereunder and the adoption of an automatic annual share reserve increase), and other items of business described in the proxy statement. We encourage you to review the notice and proxy statement carefully for a complete description of each proposal.
Whether or not you plan to attend the Annual Meeting in person, we strongly encourage you to ensure that your shares are represented. If you are a shareholder of record (that is, you hold your shares in your name with our transfer agent), you may authorize your proxy by the internet or by mail. If you are a beneficial holder (that is, you hold your shares through a bank or broker), please follow the voting instructions provided by your bank or broker; many banks and brokers allow beneficial holders to vote over the Internet, by telephone or by mail.
Authorizing your proxy in advance will ensure that your vote is counted even if you are unable to attend the Annual Meeting. If you later decide to attend in person, you may vote at the meeting, and your in-person vote will supersede any proxy you previously submitted.
We appreciate your continued support of Altisource Portfolio Solutions S.A. and look forward to your participation at the 2026 Annual Meeting.
Sincerely,

William B. Shepro
Chair and Chief Executive Officer

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026
NOTICE
Our Annual General Meeting of Shareholders (the “Annual Meeting”) will be held:

Date:	Wednesday, May 20, 2026
Time:	9:00 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg City Grand Duchy of Luxembourg

PURPOSE
•	To elect six (6) Directors to serve until the next annual general meeting of shareholders or until their respective successors have been elected and qualified;
•
To approve the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026, and until our 2027 annual general meeting of shareholders, and the appointment of Atwell S.à r.l. as our certified auditor (Réviseur d’Entreprises) for the same period;

•
To approve our Luxembourg Annual Accounts for the year ended December 31, 2025, and consolidated financial statements prepared in accordance with International Financial Reporting Standards (the “Consolidated Accounts” and, together with the Luxembourg Annual Accounts, the “Luxembourg Statutory Accounts”) as of and for the year ended December 31, 2025;

•
To receive and approve our Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2025 and to receive our supervisory auditor’s (Commissaire aux Comptes) report for the Luxembourg Annual Accounts for the same period;

•	To allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2025;
•
To discharge each of our Directors for the performance of their mandate for the year ended December 31, 2025, and our supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period;

•	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as defined below (“Say-on-Pay”);
•
To approve an amendment and restatement of the Company’s 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to (i) increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by an additional 800,000 shares, and (ii) provide for automatic annual increases to the share reserve (subject to the discretion of the Board of Directors to decrease any such automatic increase) for a period of four years, subject to specified percentage and numerical limitations and any conditions on the ability of the Board of Directors to increase the issued share capital under the Company’s Amended and Restated Articles of Incorporation; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

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PROCEDURES
•	The Board has fixed March 23, 2026, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting.
•	Only shareholders as of the close of business on the record date will be eligible to vote at the Annual Meeting.
•
In order to be admitted to the Annual Meeting, shareholders must present proof of ownership as of the record date and valid government-issued photo identification. Shareholders holding shares in “street name” through a bank or broker must also obtain a “legal proxy” from the holder of record to vote at the Annual Meeting. Shareholders are encouraged to vote in advance of the Annual Meeting to ensure their vote is counted even if they are unable to attend in person. Instructions for voting in advance are included in the accompanying materials.

•
The proxy statement for our Annual General Meeting of Shareholders (the “proxy statement”) and our annual report to shareholders on Form 10-K for the year ended December 31, 2025 will be available on our website under Investor Relations—Financial Information at https://ir.altisource.com/financial-information. In accordance with the rules of the U.S. Securities and Exchange Commission, you may also access our proxy statement and annual report at www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number provided in the Notice and Access Card, proxy card or email notification, as applicable.

•
Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq Stock Market listing standards, our Amended and Restated Articles of Incorporation require that the presence at our Annual Meeting of holders of at least 33 1/3% of our issued and outstanding shares of common stock entitled to be voted, whether present or represented, will constitute a quorum for the transaction of business at the Annual Meeting.

•
The Luxembourg Statutory Accounts, our Directors’ report for the Luxembourg Statutory Accounts, our certified auditor’s (Réviseur d’Entreprises) report for the Consolidated Accounts and our supervisory auditor’s (Commissaire aux Comptes) report for the Luxembourg Annual Accounts will be available for inspection at our registered office during business hours, by appointment, from May 11, 2026 until the conclusion of the Annual Meeting. Beginning May 11, 2026, copies will also be available to any shareholder who requests them by writing to our Corporate Secretary at CorporateSecretary@altisource.com.

•	The following documents will be available at the Company’s registered office for inspection by shareholders and copies are available upon request:
—the present convening notice
—the draft resolutions of the Annual Meeting
—the amended and restated 2009 Equity Incentive Plan
—the Luxembourg Statutory Accounts and the Directors’ Report
—the draft power of attorney
Any such request should be made to CorporateSecretary@altisource.com.
By authorization of the Board of Directors,

Gregory J. Ritts
Corporate Secretary
April 7, 2026
Luxembourg City, Grand Duchy of Luxembourg

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.
PROXY STATEMENT

4

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Proxy Summary
This summary highlights information contained elsewhere in this proxy statement relating to the Annual General Meeting of Shareholders (the “Annual Meeting”) of Altisource Portfolio Solutions S.A. (the “Company”). This summary does not contain all the information you should consider. Please read this entire proxy statement carefully before voting.
Meeting Information
•	Date: Wednesday, May 20, 2026
•	Annual Meeting Time: 9:00 a.m. Central European Time
•	Location: 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg
•	Record Date: March 23, 2026
•	Agenda: The Annual Meeting will cover the proposals listed below, and any other business that may properly come before the meeting
Annual Meeting, Voting Matters and Recommendations of the Board of Directors (the “Board”)

Annual General Meeting of Shareholders
Proposals		Recommendation
1.	To elect six (6) Directors to serve until the next annual general meeting of shareholders or until their respective successors have been elected and qualified (the “Director Election Proposal”).	✔ FOR each nominee
2.
To approve the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 annual general meeting of shareholders, and the appointment of Atwell S.à r.l. as our certified auditor (Réviseur d’Entreprises) for the same period (the “Approval of Appointment of Independent Registered Public Accounting Firm and Certified Auditor Proposal”).
✔ FOR
3.
To approve our Luxembourg Annual Accounts for the year ended December 31, 2025 and consolidated financial statements prepared in accordance with International Financial Reporting Standards (the “Consolidated Accounts” and, together with the Luxembourg Annual Accounts, the “Luxembourg Statutory Accounts”) as of and for the year ended December 31, 2025 (the “Luxembourg Statutory Accounts Proposal”).
✔ FOR
4.
To receive and approve our Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2025 and to receive our supervisory auditor’s (Commissaire aux Comptes) report for the Luxembourg Annual Accounts for the same period (the “Receipt of Directors’ Report Proposal”).
✔ FOR
5.	To allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2025 (the “Luxembourg Annual Accounts Allocation Proposal”).	✔ FOR
6.
To discharge each of our Directors for the performance of their mandate for the year ended December 31, 2025 and our supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period (the “Discharge Proposal”).
✔ FOR
7.	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“Say-on-Pay”) as disclosed in this proxy statement (the “Say-on-Pay Proposal”).	✔ FOR
8.
To approve an amendment and restatement of the Company’s Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to (i) increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by an additional 800,000 shares and (ii) provide for automatic annual increases to the share reserve (subject to the discretion of the Board to decrease any such automatic increase) for a period of four years, subject to specified percentage and numerical limitations and any conditions on the ability of the Board of Directors to increase the issued share capital under the Company’s Amended and Restated Articles of Incorporation (the “Equity Plan Amendment Proposal”).
✔ FOR
9.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

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Proxy Summary

Highlights
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets it serves. Additional information is available at www.altisource.com. Shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “ASPS.” In addition, the Company has publicly traded warrants listed on the Nasdaq Global Select Market under the symbols “ASPSW” (Net Settle Stakeholder Warrants) and “ASPSZ” (Cash Exercise Stakeholder Warrants) (collectively, the “Warrants”). The Warrants are exercisable for shares of the Company’s common stock in accordance with their respective terms and remain outstanding until their applicable expiration dates unless earlier exercised or redeemed in accordance with their terms.
Please refer to our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Form 10-K”) for a more complete description of our performance and financial condition.
2025 Company, Corporate and Financial Highlights
•	2025 Service revenue of $161.3 million, a $10.9 million improvement compared to 2024
•	Full year 2025 loss before income taxes and non-controlling interest of $14.1 million represented an $18.7 million improvement compared to 2024.
•	Full year 2025 net income attributable to Altisource of $1.6 million represented a $37.3 million improvement compared to 2024.
•	Full year 2025 diluted earnings per share of $0.15 represented a $10.14 improvement compared to 2024.
•	Ended 2025 with $26.6 million of cash and cash equivalents.
On February 19, 2025, the Company completed a debt exchange transaction in which lenders holding senior secured term loans with an outstanding balance of $232.8 million exchanged such loans for a $160.0 million first-lien loan facility and approximately 7.3 million shares of the Company’s common stock (the “Debt Exchange Transaction”), as part of a broader recapitalization to strengthen the Company’s balance sheet and support long-term growth.
On the same date, Altisource executed and closed a $12.5 million super senior credit facility to fund transaction costs related to the Debt Exchange Transaction and for general corporate purposes (the “Super Senior Facility Transaction”).
On a pro forma basis, the Debt Exchange Transaction and the Super Senior Facility Transaction (i) reduced annual cash and payment-in-kind interest by approximately $18 million to approximately $13 million, (ii) reduced annual GAAP interest expense by approximately $23 million to approximately $9.5 million and (iii) extended the maturity dates of the Company’s senior secured debt.
On April 3, 2025, in connection with the Debt Exchange Transaction, the Company distributed 70.5 million Warrants to purchase approximately 14.3 million shares of Altisource common stock at an implied exercise price of $9.5998 per share, subject to adjustment (the “Stakeholder Warrants”). The Stakeholder Warrants consist of (i) warrants to purchase shares of common stock requiring cash settlement through the cash payment to the Company of the exercise price (the “Cash Exercise Stakeholder Warrants”) and (ii) warrants to purchase shares of common stock exercisable on a cashless basis (the “Net Settle Stakeholder Warrants”).
During the second quarter of 2025, the Company recognized a net income tax benefit of $17.7 million related to the reversal of certain India tax reserves and associated accrued interest, partially offset by related Mauritius income tax expense.
On May 28, 2025, Altisource effected a 1-for-8 consolidation of its common shares, reducing the number of issued and outstanding shares under Luxembourg law from 88,951,925 to 11,118,990 and under U.S. law

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Proxy Summary

88,129,766 to 11,016,220 (the “Share Consolidation”). No fractional shares were issued; shareholders received cash in lieu of fractional shares. All share and per share amounts herein have been retroactively adjusted to reflect the consolidation for all periods presented.
Board Composition and Experience
The Board and Nomination/Governance Committee are committed to ensuring that the Board is comprised of Directors who collectively provide a significant breadth of experience, the ability to effectively chart the strategic course of the Company, represent the interests of shareholders, and reflect our corporate values of integrity and ethical conduct. As part of its ongoing board refreshment process, the Nomination/Governance Committee considers the potential benefits of onboarding candidates with relevant experience that reflect the diversity of the society where we operate, including diversity of professional background, experience, perspectives and geography.
The Board has nominated the Directors identified in this Proxy Statement for reelection at the Annual Meeting. Roland Müller-Ineichen has informed the Board that he will not stand for reelection and will continue to serve as a Director and as Chair of the Audit Committee until the expiration of his current term at the Annual Meeting. His decision not to stand for reelection is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Skills and expertise of our current Board:

The Board believes that a mix of tenures among Directors helps to maintain and leverage institutional knowledge while providing diverse experiences and perspectives.

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Proxy Summary

Tenure of our Current Board:

Workforce
As of December 31, 2025, our global workforce of 1,236 employees supports our Servicer and Real Estate, Origination, and Corporate segments, with executive management based mainly in Luxembourg. In 2025, we retained 95% of high performers and provided 36 hours of training per employee. Our policies foster equal opportunity and non-discrimination.
Shareholder Engagement
In 2025, we engaged with shareholders representing a majority of our outstanding shares via quarterly earnings calls and meetings focused on strategy, performance, compensation, and capital structure. In late 2024 and early 2025, we also secured voting support agreements from shareholders representing a significant portion of the Company’s then-outstanding shares in connection with the Debt Exchange Transaction.
Corporate Culture and Community
Our vision, mission, and core values guide our conduct and that of our employees:
•	Vision: Drive innovation that powers the mortgage and real estate lifecycle.
•	Mission: To be the trusted provider of mortgage and real estate solutions that help our customers thrive.
•	Core Values: Act with integrity, energize people, empower innovation, exceed customer expectations, win as a team, and enrich communities.
Our Environmental Policy, available on our website at http://www.altisource.com/environmental-policy, along with our Vendor Code of Conduct, drives our efforts to reduce our environmental impact. In 2025, remote work reduced commuting emissions, and we reduced office space, paper, energy, and water use, achieving a 35% reduction in greenhouse gas emissions compared to 2024.
We uphold human rights for our employees and vendors in accordance with our Human Rights Statement, available on our website at http://www.altisource.com/humanrights, which prohibits forced and child labor, promotes safe working conditions, and supports freedom of association and collective bargaining where applicable. Our Vendor Code of Conduct, available on our website at http://www.altisource.com/vendorscodeofconduct, similarly requires vendors to respect human rights and prohibits all forms of involuntary labor, including slavery and human trafficking.

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Proxy Summary

Corporate Governance Practices
✔	Annual election of Directors
✔	Majority of Directors are independent under listing standards of the Nasdaq Stock Market (“Nasdaq”)
✔	Independent Audit Committee
✔	Independent Compensation Committee
✔	Active shareholder engagement
✔	Shareholder meetings can be called by shareholders owning at least 10% of our share capital
✔	Share ownership requirements for non-management Directors and the Chief Executive Officer
✔	Annual self-evaluations of the Board and its Committees
✔
Lead Independent Director coordinates the activities of the independent Directors, presides over executive sessions of the independent Directors, and serves as a liaison between the independent Directors and the Chair

✔	Regular executive sessions of independent Directors
✔	Regular executive sessions of the Audit Committee with the Company’s external auditor
✔	Board engagement in strategic objectives
✔	Independent Directors evaluate the performance of the Chief Executive Officer
✔	Board engagement in long-term executive succession planning
✔	Board oversight of strategy, financial performance, and risk management and controls
✔	No shareholder rights plan (“poison pill”)
✔	Board oversight in corporate social responsibility and sustainability efforts
Executive Compensation Highlights
✔	Executive compensation is aligned with the interests of our shareholders
✔	Shareholders have an annual opportunity to provide feedback on executive compensation through the advisory Say-on-Pay vote
✔	Based on a pay-for-performance philosophy
✔	Maintains a clawback policy in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”)
✔	All of our Named Executive Officers’ target compensation is linked to individual and Company performance metrics
✔	A substantial portion of our Named Executive Officers’ target compensation is in the form of long-term equity awards
✔
A portion of the Named Executive Officers’ long-term equity awards granted prior to 2024 vest based on Company performance against designated financial metrics multiplied by total shareholder return over a designated period, as benchmarked against the Russell 2000®, which multiplier may increase or decrease the value of such award

✔	A management incentive plan was created in connection with the Debt Exchange Transaction (the “Restructuring Management Incentive Plan”) granting the Named Executive Officers and certain

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Proxy Summary

senior management a one-time grant of restricted stock units (“RSUs”). The RSUs will vest in equal tranches on each of the first three anniversaries of the Debt Exchange Transaction (subject to the conditions of the applicable RSU award agreements). In light of the importance of the Named Executive Officers to Altisource’s execution of its strategy and the elevated risk of senior executive attrition following the Debt Exchange Transaction, this plan was adopted to foster executive retention, stability and execution of strategic plans, and further to align executive and shareholder interests. The Named Executive Officers and senior management participating in the Restructuring Management Incentive Plan will not be eligible to participate in the long-term incentive compensation plans commencing in 2025, 2026, and 2027
✔	The annual incentive compensation pool is determined based on the Company’s performance against established financial objectives
✔	Annual incentive compensation is determined based on performance against a scorecard with defined goals
✔	Eligibility for payment of annual incentive compensation is tied to financial effectiveness, compliance performance and leadership effectiveness
✔	Incentive compensation includes elements tied to Company and stock performance over a multi-year period

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Altisource Portfolio Solutions S.A.
Proxy Statement
Annual General Meeting of Shareholders
General Information
We have made this proxy statement available to you on or about April 7, 2026, as a holder of common stock of Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) because the Board is soliciting your proxy for use at our Annual Meeting, and any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, May 20, 2026, at 9:00 a.m. Central European Time for the purposes described in the Notice of Annual General Meeting of Shareholders and will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.
On May 28, 2025, Altisource effected a Share Consolidation. As a result of the Share Consolidation, every eight shares of common stock outstanding immediately prior to the effectiveness of the Share Consolidation were combined and converted into one share of common stock, with all resulting fractional shares rounded down to the nearest whole share. All share and per share amounts, as well as the exercise prices of stock options and warrants, included in this proxy statement have been retroactively adjusted to reflect the Share Consolidation for all periods presented.
Internet Availability of Proxy Materials
Consistent with historical practice, we are using the “Notice and Access” method of furnishing proxy materials to our beneficial shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. By doing so, we reduce the environmental impact of the meeting and lower costs. On April 7, 2026, we expect to begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of the close of business on March 23, 2026. The Notice contains instructions about how to access our proxy materials. Shareholders may request a paper copy of our proxy materials by following the instructions provided in the Notice.
Beneficial shareholders who have not previously elected to receive paper copies will receive an email containing links to the online proxy materials. If you previously requested to receive paper copies of the proxy materials by mail, you will continue to receive paper copies until you elect otherwise.
Shareholders of record will receive a paper copy of the proxy materials for the Annual Meeting by mail, unless they have previously requested or authorized electronic delivery. The proxy card included with the proxy materials contains instructions on how to request electronic delivery of future proxy materials for the Annual Meeting.
Who May Vote
You are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof, if you were a holder of our common stock at the close of business on March 23, 2026, the record date for the Annual Meeting. At the close of business on March 23, 2026, there were 11,278,949 shares of common stock outstanding and entitled to vote. No other class of equity securities was outstanding as of the record date. Each share of our common stock is entitled to one (1) vote at the Annual Meeting on all matters properly presented for a vote at the meeting.
Voting Procedures
If you are a shareholder of record, which means you hold your shares through an account with our transfer agent, Equiniti Trust Company, LLC, you may vote at the Annual Meeting by one of the following options:
•	Over the Internet, at www.proxyvote.com, by following the instructions on your proxy card or the instructions that you received by email; or
•	By completing, dating, signing and returning the proxy card by mail.

12

Proxy Statement

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, please follow the voting instructions provided by your bank or broker on the voting instruction form.
Your ability to vote over the Internet depends on the voting procedures of your bank or broker.
If you vote over the Internet, your vote must be received no later than 9:59 p.m. Central European Time (3:59 p.m. Eastern Time) on May 19, 2026, to allow sufficient time to tabulate the votes prior to the start of the meeting.
Shareholders may also vote in person at the meeting. All shareholders must present proof of share ownership as of the record date, along with valid government-issued photo identification, in order to vote in person at the meeting. If your shares are held by a bank or broker, you must also obtain and present a “legal proxy” from the holder of record to vote at the meeting. For specific instructions, please refer to the proxy card, Notice or email notification you received.
Even if you plan to attend the meeting, we recommend that you vote your shares in advance using one of the available methods so that your vote will be counted if you later become unable to attend in person.
How a Proxy Works
If you properly submit your proxy as instructed and do not revoke it before it is exercised, it will be voted in accordance with your instructions. Other than as described below regarding “broker non-votes,” if no contrary instructions are provided, each proxy received for the Annual Meeting will be voted “FOR” each of the Director nominees named in this proxy statement, “FOR” each of the other proposals identified in the agenda for the Annual Meeting, and, with regard to any other business that properly comes before the meeting, in accordance with the discretion of the persons appointed as proxies.
If the shares you own are held by a bank or broker and you do not provide specific voting instructions to your bank or broker on a “non-routine” item under the rules of the New York Stock Exchange, which governs broker discretionary voting, the bank or broker will be prohibited from voting your shares on such proposals. This is commonly referred to as a “broker non-vote.” All of our proposals other than the Approval of Appointment of Independent Registered Public Accounting Firm and Certified Auditor Proposal are expected to be “non-routine” item proposals; therefore, if you do not instruct your bank or broker how to vote your shares with respect to these proposals, your shares will not be voted on those proposals.
How to Revoke a Proxy or, if You Are a Beneficial Owner, Change Your Vote
Your proxy may be used only at the Annual Meeting and any adjournment or postponement thereof and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:
•	providing written notice, received by our Corporate Secretary at the following address:
Gregory J. Ritts, Corporate Secretary
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg;
•	submitting a properly executed proxy bearing a later date; or
•	appearing at the meeting and notifying the Corporate Secretary of your intention to vote in person.
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your bank or broker can provide you with instructions on how to change your vote.

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Proxy Statement

Quorum and Voting Information
Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq listing standards, our Amended and Restated Articles of Incorporation require that the presence at the Annual Meeting of holders of at least thirty-three and one-third percent (33 1/3%) of our issued and outstanding shares of common stock able to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be treated as present for purposes of a quorum.
Assuming a quorum is present, each of the six (6) nominees for Director will be elected at the Annual Meeting so long as the votes cast in favor of each nominee exceed the votes cast against the nominee. You may vote for, against or abstain from voting for one (1) or more Director nominees.
In addition, the following Annual Meeting proposals will be approved if the votes cast in favor of the action exceed the votes cast against the action:
•	the Approval of Appointment of Independent Registered Public Accounting Firm and Certified Auditor Proposal;
•	the Luxembourg Statutory Accounts Proposal;
•	the Receipt of Directors’ Report Proposal;
•	the Luxembourg Annual Accounts Allocation Proposal;
•	the Discharge Proposal;
•	the Say-on-Pay Proposal;
•	the Equity Plan Amendment Proposal; and
•	any other matter properly submitted for your consideration at the Annual Meeting.
Because the advisory vote to approve the Say-on-Pay Proposal is non-binding and advisory in nature, there is no required number of votes that would constitute approval. While the Board intends to carefully consider the shareholder votes resulting from the Say-On-Pay Proposal, the final vote will not be binding on us and is advisory in nature.
Any other matter properly submitted for your consideration will be approved in accordance with the voting requirements of Luxembourg law. Abstentions and broker non-votes will not be counted in determining the number of votes cast in connection with the non-routine item proposals on the Annual Meeting agenda.

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Proposal One

PROPOSALS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
Proposal One: Director Election Proposal
The Articles provide that the Board shall consist of no fewer than three (3) and no more than seven (7) members, with the exact number to be determined by our shareholders. The Board recommends that shareholders set the number of Directors at six (6) for the 2026-2027 term.
All six (6) nominees currently serve as our Directors.
If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by a validly executed proxy will be voted for such substitute nominee as the Board may recommend, unless the Board elects to reduce the number of Directors. The Board knows of no reason why any nominee would be unable or unwilling to serve if elected.
The following table sets forth certain information concerning our Director nominees and their committee roles in the current 2025-2026 service year:

Name	Age(1)	Director Since	Independent	Executive Committee	Audit Committee	Compensation Committee	Nom/Gov Committee
John G. Aldridge, Jr.	57	2022	✔	—	—	—	—
Mary C. Hickok	32	2022	✔	—	✔	✔(2)	—
Joseph L. Morettini	73	2017	✔	—	✔	—	✔(2)
William B. Shepro	57	2009	—	✔	—	—	—
Wesley G. Iseley	67	2025	✔	—	—	—	—
Matthew Winkler	45	2025	✔	✔	—	✔	—

(1)	As of March 23, 2026
(2)	Committee Chair
We believe that the proposed composition of the Board will be well-balanced, with (1) a variety of business, financial and industry experience and (2) a combination of more tenured Directors and more recently appointed Directors.
The principal occupation for the past five (5) years, along with additional biographical information for each nominee for Director, is set forth below. Collectively, the Director nominees bring a wealth of leadership experience and insight derived from relevant industry expertise, education and training, service in executive and managerial roles, and board experience.
John G. Aldridge, Jr. Mr. Aldridge was elected to the Board in May 2022. Mr. Aldridge is the founder and managing partner of Aldridge|Pite, LLP (“Aldridge Pite”), a multi-state law firm focusing on the representation of banks, financial institutions, mortgage servicing entities and institutional investors with respect to the commercial and residential real estate life cycle. Aldridge Pite counts among its client base the 30 largest servicing and financial institutions in the country as well as all governmental enterprises engaged in the mortgage industry. Mr. Aldridge is also the Senior Partner at Aldridge|Pite|Haan, LLP, a multi-state collections law firm with a primary emphasis on consumer and commercial collections. Mr. Aldridge founded, owned, operated and sold numerous companies involved in the real estate industry, including title companies, trustee companies, service of process companies, technology (as a service) companies and technology and business process consulting companies. Mr. Aldridge currently sits on the Boards of Directors of CoastalSouth Bancshares, Inc. and Atlantic Closing & Escrow, LLC, and the advisory boards of The Birdsey Group, LLC and Wrightwell, Inc. Mr. Aldridge has served on industry Boards of Directors as well, including the United States Foreclosure Network, and is a frequent speaker at mortgage banking and real estate conferences across the country. Mr. Aldridge holds a Bachelor of Science in Political Science from the University of North Carolina at Chapel Hill and a Juris Doctor from Emory University School of Law.

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Proposal One

Mr. Aldridge’s mortgage industry knowledge and extensive professional relationships with senior management of mortgage origination and servicing companies help support Altisource’s existing and prospective client relationships. Mr. Aldridge’s expertise in the industry helps Altisource stay informed of market trends and adapt its services to better serve its clients.
Mary C. Hickok. Ms. Hickok was appointed to the Board in March 2022. Ms. Hickok serves as Managing Director at Deer Park Road Management Company, LP (“Deer Park”), an alternative investment management firm, where she is responsible for leading the Flywheel SFR Fund, a single-family rental strategy. Prior to joining Deer Park in July 2020, Ms. Hickok served as Associate, Fixed Income Sales and Trading at Morgan Stanley from July 2017 to July 2020. Ms. Hickok holds a Bachelor of Arts in Economics and Foreign Affairs from the University of Virginia, as well as the Chartered Financial Analyst designation.
Ms. Hickok’s expertise and experience in business advisory services and asset management, including real estate and mortgage-related investments, provide the Board with a valuable perspective on strategic decision-making and risk management. Deer Park’s position as a Company investor has provided Ms. Hickok with a thorough understanding of our business as well as unique insight into the interests of our long-term investors. Ms. Hickok is financially literate and qualifies as an “audit committee financial expert” within the meaning of SEC regulations.
Wesley G. Iseley. Mr. Iseley was elected to the Board in May 2025. Since March 2026, he has served in a senior advisory role with The Carrington Companies (“Carrington”), following his tenure as Senior Managing Director at Carrington Holding Company from November 2018 to March 2026, a diversified real estate services firm specializing in single-family residential real estate transactions. In this role, Mr. Iseley oversaw the Vylla Companies and led business development across all Carrington businesses. Prior to this role, Mr. Iseley served as Executive Vice President at Carrington Investment Services, where he managed investor relations and led business development for mortgage servicing rights (MSRs) and real estate investment vehicles. From 2008 to 2016, Mr. Iseley served as President of Carrington Mortgage Services, where he played a pivotal role in transforming the company into a leading mortgage servicing provider, expanding into both retail and wholesale lending channels. Earlier in his career, Mr. Iseley held senior leadership positions at Morgan Stanley, with a focus on mortgage servicing, third-party originations, and risk management. Mr. Iseley holds a Bachelor of Arts in Finance from the University of Kentucky.
Mr. Iseley’s extensive experience in mortgage servicing, real estate investment, and financial services provides the Board with valuable insight into asset management strategy, capital markets, and business development initiatives.
Joseph L. Morettini. Mr. Morettini was elected to the Board in May 2017. Mr. Morettini served as a Partner at Deloitte & Touche LLP (“Deloitte”) from 1989 until his retirement in 2015, and in various positions at Deloitte from 1984 to 1989. During his tenure at Deloitte, his client responsibilities included companies in the financial services and mortgage servicing industries, in addition to various public companies from small market capitalization to large market capitalization. From August 2009 to February 2014, he served as the external audit partner assigned to Altisource. Mr. Morettini also served on the Board of Directors and as Audit Committee Chairman of TechBridge, an Atlanta, Georgia based nonprofit organization, from 2003 to 2005. Mr. Morettini holds a Bachelor of Arts in Liberal Arts and Sciences from the University of Illinois and a Master of Accountancy from Western Illinois University. Mr. Morettini is a Certified Public Accountant.
Mr. Morettini’s extensive experience with large financial institutions and public corporations in the financial services and mortgage servicing industries, as well as his thirty-plus years of experience with Deloitte, provide the Board with valuable insight from an accounting and auditing perspective. Mr. Morettini is financially literate and qualifies as an “audit committee financial expert” within the meaning of SEC regulations.
William B. Shepro. Mr. Shepro was appointed Chief Executive Officer and to the Board in July 2009. Mr. Shepro has served as Chair of the Board since May 2019. Mr. Shepro previously served as the President and Chief Operating Officer of Ocwen Solutions, a business unit of Ocwen Financial Corporation (now Onity Group Inc.) (“Ocwen”). From 2003 to 2009, he served as President of Global Servicing Solutions, LLC, a joint venture between Ocwen and Merrill Lynch. Mr. Shepro also held the positions of Senior Vice President of Ocwen Recovery Group, and Senior Vice President, Director and Senior Manager of Commercial Servicing at Ocwen. He

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Proposal One

joined Ocwen in 1997. Mr. Shepro also serves on the Boards of Lenders One and Bungalow Living, Inc., and on the Board of Managers of Vested Communities Operating LLC. Mr. Shepro holds a Bachelor of Science in Business from Skidmore College and a Juris Doctor from the Florida State University College of Law.
Mr. Shepro’s day-to-day leadership and intimate knowledge of our industry, business, customers and operations provide the Board with Company-specific experience and expertise. Furthermore, Mr. Shepro’s legal background and operational experience in the financial technology and residential and commercial mortgage servicing and real estate industries provide the Board with valuable strategic, industry and operational insights and expertise.
Matthew Winkler. Mr. Winkler was elected to the Board in May 2025. He has served as a Managing Director at Benefit Street Partners, LLC (“BSP”), a leading credit-focused alternative asset management company since joining the firm in July 2014. Prior to BSP, Mr. Winkler served as a Vice President in the Special Assets Group at Goldman Sachs. He has also held various analyst positions at Fridson Investment Advisors and Turnberry Capital Management, where his responsibilities included special situations, distressed debt, and mergers and acquisitions. Mr. Winkler began his career in technology investment banking at SG Cowen. Mr. Winkler served on the Board of Directors of Jakks Pacific, Inc. from August 2019 to March 2025, where he served as Chair of the Nominating and Governance Committee and as a member of the Audit Committee and the Compensation Committee. Mr. Winkler holds a Bachelor of Arts in Public and Private Sector Organizations from Brown University.
Mr. Winkler’s extensive experience in investment analysis, credit, financial transactions, and corporate governance, along with his leadership in guiding strategic investments across various industries, provides valuable insight to the Board on capital allocation, risk assessment, and long-term value creation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR TO SERVE UNTIL THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED

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Board of Directors and Corporate Governance
Meetings of the Board of Directors
The Board plays an active role in overseeing the Company’s strategy and representing the interests of the Company and its shareholders. Directors generally attend all meetings of the Board and Committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
The Board met eleven (11) times in 2025 and took two (2) actions by written consent.
In accordance with Luxembourg law and the Company’s Articles, the Board has appointed the Chief Executive Officer to serve as the Company’s Managing Executive Officer (directeur général), responsible for the daily management of the Company. The Managing Executive Officer took one (1) action by written consent in 2025.
During 2025, each of our Directors attended at least seventy-five percent (75%) of the meetings of the Board and Committees on which they served, in each case, during their period of service.
During 2025, our Chair and Chief Executive Officer declared a conflict of interest and abstained from voting during the Board’s approval of the following matters: (i) the ratification of the Compensation Committee’s approvals relating to his 2024 Service Year Recommended Incentive Award and his 2025 Annual Incentive Plan and Scorecard; and (ii) the approval of the Mortgage Automation Technologies (“MAT”) investment proposal, as he intended to make a personal investment in MAT on the same terms offered to the Company.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of our Directors must qualify as independent Directors under the Nasdaq listing standards and applicable law.
The Board conducts an annual review of the direct and indirect relationships each Director has with the Company to determine whether any transactions or relationships are inconsistent with a determination of independence. Only those Directors who are determined by the Board to have no material relationship with Altisource are considered independent. This determination is based in part on the analysis of each Director’s questionnaire responses that follow the independence standards and qualifications established by the Nasdaq and applicable law.
In making its determinations, the Board also considers each Director’s beneficial ownership of our common stock, as described under “Beneficial Ownership of Common Stock.” The Board believes that Director stock ownership is beneficial, as it aligns the interests of the Directors with those of our other shareholders. Please see “Minimum Stock Ownership Requirements” under the Board of Directors’ Compensation section for additional information.
Following its most recent review, the Board has determined that all of our current Directors, other than Mr. Shepro, are independent under the Nasdaq listing standards. The Board determined that Mr. Shepro is not independent because he also serves as Chief Executive Officer.
Executive Sessions of Independent Directors
Our independent Directors met in executive session of the Board without management four (4) times in 2025.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may appoint a Lead Independent Director unless the Chair of the Board is an independent Director. Because Mr. Shepro, our Chair, also serves as Chief Executive Officer, the Board believes that it is in the best interests of the Company and our shareholders to appoint a Lead Independent Director. Mr. Müller-Ineichen currently serves as Lead Independent Director for the 2025–2026 Board term. As Mr. Müller-Ineichen will not stand for re-election, the Board expects to appoint a new Lead Independent Director following the Annual Meeting.

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Board of Directors and Corporate Governance

Consistent with our Corporate Governance Guidelines, the Lead Independent Director will continue to provide independent leadership, preside over executive sessions of independent Directors, serve as a liaison between the independent Directors and the Chair and Chief Executive Officer, and perform such other duties as the Board may determine.
The Board appointed Mr. Shepro as Chair of the Board in May 2019. The Board believes that combining the roles of Chair and Chief Executive Officer is appropriate given Mr. Shepro’s critical role in shaping the Company’s strategy, his extensive industry experience and experience with the Company and its customers across business cycles, and his long-standing tenure with the Company. In consultation with the Board, Mr. Shepro is responsible for the design and execution of the Company’s strategic plan. For these reasons, the Board believes he is the appropriate person to serve as Chair.
Committees of the Board of Directors
The Board has established the following standing committees: an Audit Committee, Compensation Committee, Nomination/Governance Committee and Executive Committee. Until May 2025, the Board also maintained a Compliance Committee, which was dissolved and its responsibilities assumed by the Audit Committee as part of the Board’s streamlining of its governance structure. Except as otherwise required by applicable laws or rules, each committee’s responsibilities and procedures are designed to remain flexible so the committees can best respond to evolving circumstances. A summary of each committee’s responsibilities is provided below.
Audit Committee. The Audit Committee oversees the Company’s relationship with its independent registered public accounting firm and certified auditor and assists the Board with matters involving accounting, auditing, financial reporting and internal controls. The Audit Committee reviews the scope and results of the annual audit, conducted by our independent registered public accounting firm, including significant matters related to internal controls over financial reporting; establishes procedures for the receipt, retention and treatment of concerns, complaints, and allegations relating to the financial reporting process and the Company’s accounting, internal accounting controls, auditing and federal securities law matters; and reviews and approves related person transactions in accordance with the rules of Nasdaq and the Company’s Related Person Transactions Policy. The Audit Committee also conducts an annual review of the Company’s internal audit plan, internal audit budget, and risk management report.
Following the dissolution of the Compliance Committee, the Audit Committee assumed responsibility for oversight of the Company’s compliance management system. The Audit Committee assists the Board in developing, monitoring, and evaluating the Company’s compliance function, including its compliance management system and the Company’s adherence to applicable laws, rules, and regulations governing its businesses. The Audit Committee also receives regular reports on significant compliance matters, including regulatory audits, examinations, material compliance issues, and consumer complaints.
The Audit Committee may retain, at the Company’s expense, such independent counsel or advisors as it deems necessary.
The members of the Audit Committee during 2025 were Messrs. Müller-Ineichen and Morettini and Ms. Hickok, with Mr. Müller-Ineichen serving as Chair. Each member of the Audit Committee is independent under SEC regulations and Nasdaq listing standards. The Board has determined that all members of the Audit Committee are financially literate, have the financial sophistication required under Nasdaq rules, and qualify as “audit committee financial experts” under SEC rules. Mr. Müller-Ineichen will not stand for reelection at the Annual Meeting. Mr. Müller-Ineichen’s decision not to stand for reelection is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the Annual Meeting, the Board expects to reconstitute the Audit Committee and appoint a new Chair.
Pursuant to the Company’s Corporate Governance Guidelines, no Director may serve as a member of the Audit Committee if he or she serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the Director’s ability to serve effectively on the Audit Committee.

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Board of Directors and Corporate Governance

The Audit Committee operates under a written charter approved by the Board, which is available on our website at https://ir.altisource.com/corporate-governance and in print upon request. The Audit Committee reviews its charter annually and presents any recommended amendments to the Board. The Audit Committee also evaluates its performance under its charter and reports to the Board on the results of its evaluation, including an assessment of the charter’s adequacy. The Audit Committee last reviewed its charter in December 2025. The Audit Committee met twelve (12) times in 2025 and met in executive session with the Company’s internal auditors four (4) times, with the external auditors four (4) times, and with both the internal and external auditors four (4) times.
Compensation Committee. The Compensation Committee oversees the Company’s compensation and employee benefit programs. Its responsibilities include evaluating and making recommendations to the Board regarding executive compensation and other human resources matters relating to our executive officers; approving executive compensation programs, severance or termination arrangements, and equity compensation plans not requiring shareholder approval; reviewing other Company compensation plans, including goals and objectives; and recommending Director compensation for approval by our shareholders. The Compensation Committee also administers the Company’s 2009 Equity Incentive Plan, including determining plan participants and the types and amounts of awards to be granted.
The Compensation Committee may request that any of our Directors, executive officers, employees or other advisors attend its meetings to provide advice, counsel or information as needed. Certain executives are involved in the design and implementation of our executive compensation program. Our Chief Executive Officer generally attends Compensation Committee meetings, except that he is not present during any deliberations or voting related to his own compensation.
Our Chief Executive Officer actively participates in performance assessments and compensation discussions for other executive officers, including making recommendations to the Compensation Committee regarding the amount and form of their compensation. The Compensation Committee exercises its independent judgment in accepting, rejecting or modifying any such recommendations. The Compensation Committee generally delegates the execution of executive compensation matters (other than those involving our Named Executive Officers) to the Chief Executive Officer and may, in limited circumstances, delegate further development of such matters following Committee approval.
In addition, the Compensation Committee has delegated authority to the Chief Executive Officer to approve equity awards of up to 7,500 stock options or restricted stock units, with an exercise price of up to $400 per share, and/or up to 7,500 restricted shares (or other similar equity instrument) for new hires and existing employees (other than Named Executive Officers), for an aggregate amount of up to 75,000 stock options, restricted stock units, and/or restricted shares (or other similar equity instrument) per calendar year. Awards approved by the Chief Executive Officer pursuant to this delegation are reported to the Compensation Committee on a regular basis.
The Compensation Committee is also empowered to retain independent compensation consultants, counsel or other advisors as it deems necessary in connection with its responsibilities at the Company’s expense. In determining whether a compensation consultant, counsel or other advisor is independent, the Compensation Committee considers all factors set forth in SEC rules and the Nasdaq listing standards with respect to advisor independence, as well as any other factors the Compensation Committee deems relevant.
The members of the Compensation Committee during 2025 were Ms. Hickok and Messrs. Müller-Ineichen and Winkler, with Ms. Hickok serving as the Committee Chair.
Each member of the Compensation Committee is independent under the Nasdaq listing standards, as revised in 2013. The Board believes that their collective experience, achievements and perspectives provide valuable diversity in expertise, culture and viewpoints.
The Compensation Committee operates under a written charter approved by the Board, which is available on our website at https://ir.altisource.com/corporate-governance and in print upon request. The Compensation Committee reviews its charter annually and presents any recommended amendments to the Board. The Compensation Committee also evaluates its performance under its charter and reports to the Board on the

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Board of Directors and Corporate Governance

results of its evaluation, including an assessment of the charter’s adequacy. The Compensation Committee last reviewed its charter in December 2025. The Compensation Committee met six (6) times in 2025.
Nomination/Governance Committee. The Nomination/Governance Committee provides the Board with corporate governance guidelines, oversees the evaluation of the Board, and recommends individuals qualified to serve as Directors and committee members. The Nomination/Governance Committee also advises the Board on matters related to Board composition, procedures and committee structure. The Nomination/Governance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary.
The members of the Nomination/Governance Committee during 2025 were Messrs. Morettini and Müller-Ineichen, with Mr. Morettini serving as the Committee Chair. Each member of the Nomination/Governance Committee is independent as defined by the Nasdaq listing standards.
The Nomination/Governance Committee operates under a written charter approved by the Board, which is available on our website at https://ir.altisource.com/corporate-governance and in print upon request. The Nomination/Governance Committee reviews its charter annually and presents any recommended amendments to the Board. The Nomination/Governance Committee also evaluates its performance under its charter and reports to the Board on the results of its evaluation, including an assessment of the charter’s adequacy. The Nomination/Governance Committee last reviewed its charter in December 2025. The Nomination/Governance Committee met five (5) times in 2025.
The Nomination/Governance Committee regularly evaluates the appropriate size of the Board. When a vacancy is anticipated, the Nomination/Governance Committee selects several candidates for Director. Candidates may be recommended to the Nomination/Governance Committee by current members of the Board, professional search firms, shareholders or industry sources.
When recommending nominees to the Board, the Nomination/Governance Committee considers candidates based on merit and against objective criteria relating to the individual’s knowledge, experience, skills and expertise, while giving due consideration to the benefits of diversity on the Board.
In evaluating a particular candidate, the Nomination/Governance Committee also considers factors beyond the candidate’s qualifications and background, including: (i) the current composition of the Board and the interplay between the candidate’s experience and the backgrounds of the current members of the Board; (ii) whether the candidate meets the independence standards required under applicable laws, regulations and Nasdaq listing standards; (iii) the balance between management and independent Directors; (iv) the need for Audit Committee expertise; and (v) the evaluation of other prospective nominees.
As part of this evaluation, prospective nominees are interviewed by one or more members of the Nomination/Governance Committee, and others as appropriate. After completing the evaluation and interview process, the Nomination/Governance Committee recommends individuals for nomination to the Board. After considering the Nomination/Governance Committee’s recommendations and report, the Board determines which candidates will be nominated and presented to the shareholders for election.
Potential director candidates meeting the criteria established by the Board are identified either by reputation, existing Board members or stockholders.
The Nomination/Governance Committee considers Director candidates recommended by shareholders. If you would like to recommend persons for consideration by the Nomination/Governance Committee as nominees for election to the Board, you can do so by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. If you recommend a qualified candidate for Director, the Nomination/Governance Committee will evaluate that candidate in the same way that it would evaluate any other candidate.
You should provide each proposed nominee’s name, biographical information, qualifications and areas of expertise, along with a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. To be considered for inclusion in our proxy materials for our 2027 annual general meeting of shareholders, any such recommendation must be received at our registered

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Board of Directors and Corporate Governance

office no later than December 8, 2026. Please see the “Shareholder Rights” and “Shareholder Proposals” sections for additional information regarding shareholder proposals.
Executive Committee. The Executive Committee acts on behalf of the Board between meetings and otherwise assists the Board in handling matters that, in the opinion of the Chair of the Board, should not be postponed until the next scheduled meeting of the Board. The members of the Executive Committee during 2025 were Messrs. Müller-Ineichen, Shepro and Winkler, with Mr. Müller-Ineichen serving as the Committee Chair.
The Executive Committee operates under a written charter approved by the Board, which is available on our website at https://ir.altisource.com/corporate-governance and in print upon request. The Executive Committee reviews its charter annually and presents any recommended amendments to the Board. The Executive Committee also evaluates its performance under its charter and reports to the Board on the results of its evaluation, provided that such performance evaluation is not required in years when the Committee took minimal action. The Executive Committee last reviewed its charter in December 2025. The Executive Committee took no action by written consent in 2025.
Board Member Attendance at Annual General Meetings of Shareholders
Members of our Board are invited but not required to attend our Annual Meetings. Historically, our Directors attend Annual Meetings; however, due to scheduling constraints, no Directors attended the 2025 Annual Meeting.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by the Board provide guidelines for effective corporate governance and promote the effective functioning of the Board and its Committees. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board and committee composition, Director responsibilities, minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer, anti-hedging and anti-pledging policies, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession, and the annual performance reviews of the Board.
The Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, when appropriate, presents any recommended amendments to the Board. The Nomination/Governance Committee last reviewed our Corporate Governance Guidelines in December 2025. Our Corporate Governance Guidelines are available on our website at https://ir.altisource.com/corporate-governance.
Shareholder Rights
We are committed to governance policies and practices that serve the interests of the Company and its shareholders in accordance with Luxembourg law. The following is a summary of our policies and practices that provide rights to our shareholders:
•	Majority Voting: Directors are elected by the majority of votes cast
•	Annual Elections: All Directors are elected annually. We do not have a staggered Board
•
Shareholder Proposals: Shareholders representing individually or jointly at least ten percent (10%) of the Company’s share capital may nominate candidates for election to the Board and make other proposals for inclusion in the proxy statement, subject to completing certain formalities. Please see the “Shareholder Proposals” section for additional information

•	Shareholder Meetings: A general meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of our subscribed share capital
•	No Shareholder Rights Plan: We do not maintain a shareholder rights plan (sometimes called a “poison pill”)
The Board and its Committees monitor developments in governance best practices to assure that the Board continues to meet its commitment to represent shareholder interests.

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Board of Directors and Corporate Governance

Shareholder Engagement
Engagement with our shareholders helps us gain useful feedback on a wide variety of relevant topics, which may include corporate governance, compensation practices, Board diversity, capital structure, business performance, and the strategy of the Company. If such feedback is received, it is shared regularly with the Company’s management and the Board and may be considered in setting the governance and compensation practices and strategic direction for the Company. Shareholder feedback may also help us to better tailor the public information we provide to address the interests and inquiries of our shareholders and other interested parties.
Altisource from time to time interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, investor meetings, and press releases. In furtherance of the Company’s commitment to constructive communication and engagement with shareholders, the Company’s policy regarding communications by shareholders and other interested parties with the Board is designed to promote effective engagement with shareholders and clearly outline the parameters for such engagement.
Shareholders who wish to contact the Board or any individual Director regarding Altisource may do so by mail addressed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg or by email to the Office of the Corporate Secretary at CorporateSecretary@altisource.com. Each communication will be screened by the Corporate Secretary to determine whether it is appropriate for presentation to the Board or such individual Director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Relevant communications received in writing are distributed to the Board or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.
Code of Ethics
We have a Code of Business Conduct and Ethics that applies to our Directors, officers, and employees, as required by the Nasdaq listing standards. We also maintain a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, and members of the Chief Financial Officer’s financial leadership team. Both the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at https://ir.altisource.com/corporate-governance.
The Board reviews and approves the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers on an annual basis. The Board last reviewed the codes in December 2025. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, or any waivers that are required to be disclosed under SEC rules or the Nasdaq listing standards, must be approved by the Board or the Audit Committee and will be posted on our website at https://ir.altisource.com/corporate-governance or otherwise disclosed in accordance with such rules.
Risk Management and Oversight Process
The Board and its Committees play a key role in the oversight of the Company’s risk management.
Through regular reviews with management and internal and external auditors, the Board and Audit Committee monitor Altisource’s enterprise risks, including credit risk, liquidity risk, operational risk and legal and regulatory risk. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit department and, in conjunction with management, considers whether accounting and financial controls are aligned with business risks. In its periodic meetings with the external auditors, the Audit Committee reviews the external audit scope, the external auditors’ responsibilities and independence under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications.

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Board of Directors and Corporate Governance

The Audit Committee periodically performs, and reports to the Board on, an enterprise risk assessment with management to review the principal risks that could adversely affect our business, and to monitor the steps management is taking to map and mitigate these risks. This enterprise risk assessment generally reviews: (i) strategic risks; (ii) financial risks; (iii) sales and marketing risks; (iv) operational risks; (v) legal and compliance risks; (vi) technology risks, including data privacy risks and cybersecurity risks; and (vii) other risks that could adversely affect our business.
The Board and Audit Committee monitor the overall compliance function, including the compliance management system, and compliance with legal and regulatory requirements and related risks, through regular reviews with management. At least quarterly, the Board and Audit Committee review with management the Company’s compliance with legal and regulatory requirements and compliance programs.
In addition, working closely with management, the Nomination/Governance Committee assists the Board in monitoring the Company’s governance and succession risks, and the Compensation Committee assists the Board in monitoring the Company’s compensation policies and related risks.
The role of the Board in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight of the management of these risks.
Share Hedging, Margin Lending, Share Pledging
Our Corporate Governance Guidelines prohibit our executive officers from pledging or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness and from entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock. We also maintain a Management Directive (Management Directive No. 5: Prevention of Insider Trading and Other Prohibitions) detailing our trading window period policy and our insider trading policy, which is designed to ensure compliance with applicable securities laws by our Directors, executive officers, and employees. Our insider trading policy governs the purchase, sale, and other dispositions of our securities and is intended to promote ethical conduct and prevent insider trading.
Corporate Responsibility, Sustainability and Human Rights
Altisource’s Corporate Responsibility Management Committee oversees the Company’s policies, procedures and strategies related to corporate responsibility, sustainability and environmental matters. The Committee typically meets quarterly and includes our Chief Legal and Compliance Officer, Chief Financial Officer and other key operational executives. The Board oversees the activities of the Corporate Responsibility Management Committee and receives regular updates on the effectiveness of our corporate responsibility initiatives.

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Board of Directors’ Compensation
Compensation Arrangements for Non-Management Directors
Altisource’s Director compensation program is designed to attract and retain highly qualified non-management Directors. The Compensation Committee believes that a combination of cash and equity compensation appropriately reflects the responsibilities associated with Board and committee service, while also aligning Directors’ interests with those of our shareholders.
In line with this philosophy, each non-management Director is granted an annual award of RSUs (each, a “Director RSU Award” and collectively, the “Director RSU Awards”). Director RSU Awards vest at the conclusion of the applicable service year, which corresponds to the election of a new Board at the Company’s annual general meeting of shareholders, provided the Director has attended at least 75% of all meetings of the Board and its committees on which they served during that service year. Upon vesting, the underlying shares are delivered without any additional holding restrictions.
The number of RSUs granted is determined by dividing the target award value by the average of the high and low trading prices of the Company’s common stock on the Nasdaq Global Select Market on the first day of the applicable service year.
On May 13, 2025, each non-management Director who satisfied the attendance requirement for the 2024 to 2025 service year received 8,196 shares of common stock, which was calculated by dividing an award value of $120,000 by $14.64 (the average of the high and low trading prices of the Company’s common stock on May 31, 2024, the first day of the 2024 to 2025 service year).
As previously disclosed, on April 3, 2025 the Company issued Stakeholder Warrants pursuant to a Warrant Agent Agreement. The Stakeholder Warrants were distributed pro rata to record holders of the Company’s common stock, RSUs and penny warrants as of the distribution record date. Directors participated in this distribution on the same basis as other eligible stakeholders.
For the 2025–2026 service year, each non-management Director who attends at least seventy-five percent (75%) of all meetings of the Board and committees on which such Director serves will be entitled to receive shares of common stock upon the vesting of RSUs granted as compensation for service during the 2025–2026 service year. The number of RSUs granted was determined by dividing the target award value of $120,000 by the average of the high and low trading prices of the Company’s common stock on May 14, 2025, the first day of the 2025–2026 service year, which was $6.31, resulting in a grant of 19,011 RSUs. The RSUs are scheduled to vest on the date of the Company’s 2026 Annual General Meeting of Shareholders, subject to satisfaction of the attendance requirement.
In addition, and consistent with our philosophy that the interests of our Directors should be aligned with those of our shareholders, new non-management Directors receive a one-time award of 62 restricted shares of common stock. These restricted shares are scheduled to vest in four (4) equal installments, with the first installment vesting on the date of the annual general meeting following the grant and the remaining installments vesting on the dates of the next three (3) annual general meetings.
As approved by our shareholders at our 2016 Annual General Meeting of shareholders, each non-management member of the Board also receives the following annual cash compensation, in quarterly installments:
•	a retainer of $54,000;
•	an additional $100,000 to the Chair of the Board, if not a member of the Company’s management
•	an additional $25,000 to the Audit Committee Chair;
•	an additional $15,000 to the Compensation Committee Chair;
•	an additional $12,500 to the Nomination/Governance Committee Chair;
•	an additional $10,000 to all Audit Committee members (other than the Audit Committee Chair);
•	an additional $7,500 to all Compensation Committee members (other than the Compensation Committee Chair); and
•	an additional $5,000 to all Nomination/Governance Committee members (other than the Nomination/Governance Committee Chair).

25

Board of Directors’ Compensation

The Company also pays or reimburses Directors for reasonable travel, lodging, food, and other expenses incurred in connection with attendance at Board, Committee, or shareholder meetings, or other corporate functions.
Certain Directors are required to file Luxembourg tax returns in connection with the compensation they receive for their service on the Board. To support compliance with this requirement, and as approved by our shareholders at the 2019 Annual General Meeting, the Company covers the cost of tax preparation services for any Luxembourg tax returns that non-resident Directors are required to file due to their membership on the Board.
Non-Management Director Compensation for 2025
The following table summarizes: (i) the cash compensation earned in 2025 by each non-management member of the Board who served as a Director during 2025; (ii) the stock awards granted to our non-management Directors in 2025 for their service during the 2025 to 2026 service year; (iii) Stakeholder Warrants received; and (iv) any other compensation received from the Company in 2025. Mr. Shepro, as a member of the Company’s management, does not receive an annual retainer or any other additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
John G. Aldridge, Jr.(4)	$60,442	$121,185	$75,698	—	$257,325
Mary C. Hickok(5)	$79,000	$120,000	$75,554	—	$274,554
Joseph L. Morettini	$76,500	$120,000	$75,410	—	$271,910
Roland Müller-Ineichen(6)	$91,500	$120,000	$75,410	—	$286,910
Wesley G. Iseley(7)	$34,269	$120,104	—	—	$ 154,373
Matthew Winkler(8)	$39,029	$120,104	—	—	$ 159,133

(1)
Cash compensation for our non-management Directors is established on a “service year” basis, which runs from one annual general meeting of shareholders to the election of the subsequent Board. Compensation is paid in equal installments at the end of each quarter during which the non-management Director served on the Board. Director compensation may be prorated for a Director serving less than a full one (1) year term, such as when a Director joins the Board during a service year. The amounts shown in this table reflect compensation earned for service in 2025, including amounts earned for service in the fourth quarter of 2025 and paid in the first quarter of 2026.

(2)
Non-management Directors who attend at least seventy-five percent (75%) of all meetings of the Board and Committees on which they serve for the 2025-2026 service year will be entitled to receive an award of Altisource common stock at the end of the service year. The number of shares is determined by dividing $120,000 by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on the first day of the service year. The amounts shown in this table reflect the aggregate grant date fair value of these RSUs computed in accordance with FASB ASC Topic 718. See Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2025 included in our 2025 Form 10-K for a description of our assumptions used in the calculation.

(3)
Represents the distribution date fair value of Stakeholder Warrants distributed on April 3, 2025 with respect to RSUs held by non-management Directors on February 14, 2025, computed in accordance with FASB ASC Topic 718.

(4)
On the date of his initial election to the Board, Mr. Aldridge received a one-time grant of 62 shares of restricted common stock The award is scheduled to vest in four (4) installments with the first installment vesting on the date of the 2023 annual general meeting of shareholders and the final installment vesting on the date of the 2026 annual general meeting of shareholders, subject to Mr. Aldridge’s continued service on the Board. As of December 31, 2025, the unvested portion of this award is reflected in the total Stock Awards reported for Mr. Aldridge.

26

Board of Directors’ Compensation

(5)
All cash compensation related to Ms. Hickok’s service as a Director is paid to STS Master Fund, Ltd. Shares granted to Ms. Hickok for her service as a Director are transferred to the account of DPR CC LLC, a C-Corp wholly owned by Deer Park/STS Master Fund Ltd.

(6)
Mr. Müller-Ineichen’s cash compensation was paid in euros using the following exchange rates that were in effect on the 15th day of the last month of the quarter for which each payment was made: for the first quarter of 2025, an exchange rate of 0.9189 euros to the U.S. dollar; for the second quarter of 2025, an exchange rate of 0.8656 euros to the U.S. dollar; for the third quarter of 2025, an exchange rate of 0.851 euros to the U.S. dollar and for the fourth quarter of 2025, an exchange rate of 0.8514 euros to the U.S. dollar. The cash amounts reported herein represent the U.S. dollar amounts prior to conversion into euros.

(7)
On the date of his initial election to the Board, Mr. Iseley received a one-time grant of 62 shares of restricted common stock. The award is scheduled to vest in four (4) installments with the first installment vesting on the date of the 2026 annual general meeting of shareholders and the final installment vesting on the date of the 2029 annual general meeting of shareholders, subject to Mr. Iseley’s continued service on the Board. As of December 31, 2025, the stock awards column reflects one of the four installments of Mr. Iseley’s award, with the remaining installments vesting in future service periods.

(8)
On the date of his initial election to the Board, Mr. Winkler received a one-time grant of 62 shares of restricted common stock. The award is scheduled to vest in four (4) installments with the first installment vesting on the date of the 2026 annual general meeting of shareholders and the final installment vesting on the date of the 2029 annual general meeting of shareholders, subject to Mr. Winkler’s continued service on the Board. As of December 31, 2025, the stock awards column reflects one of the four installments of Mr. Winkler’s award, with the remaining installments vesting in future service periods. Pursuant to a Director Fees Assignment Agreement, Mr. Winkler, an employee of Benefit Street Partners, LLC (“BSP”), a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended, assigned the shares to BSP for the ratable benefit of the investment funds and accounts managed by BSP and/or its advisory affiliates that own shares of the Company. As a result, Mr. Winkler has no pecuniary interest in the shares. Minimum Stock Ownership Requirements.

To further align our non-management Directors’ interests with those of our shareholders, the Board has adopted minimum stock ownership requirements for non-management Directors. Pursuant to these requirements, each non-management Director is required to attain and maintain ownership of Company stock with a value equal to three times his or her annual cash retainer. The minimum required number of shares is determined as of the date of a Director’s initial election as a non-management Director or, for those elected prior to the adoption of the policy, the date on which the Director first became subject to the policy.
Each non-management Director has two years from the later of (i) his or her initial election date or (ii) the date he or she first becomes subject to the policy to satisfy the ownership requirement. The minimum ownership level is not adjusted for fluctuations in the market price of the Company’s common stock. Any increases in the required ownership level resulting from changes to the annual cash retainer will be determined as of the effective date of such increase.
Each of our Directors currently meets the minimum stock ownership requirements. These requirements for our non-management Directors and our Chief Executive Officer are set forth in our Corporate Governance Guidelines, which are available on our website at https://ir.altisource.com/corporate-governance.
Executive Officers Who Are Not Directors
The following table sets forth certain information with respect to each person who served as one of our executive officers in 2025 but did not serve on the Board. The Board determines our executive officers on an annual basis, and our executive officers generally serve at the discretion of the Board. None of our Directors or executive officers is related to any other Director or executive officer of Altisource by blood, marriage or adoption. The individuals listed below, together with William B. Shepro, are referred to in this document as our “Named Executive Officers.”

27

Board of Directors’ Compensation

Name	Age(1)	Position
Michelle D. Esterman	53	Chief Financial Officer
Gregory J. Ritts	57	Chief Legal and Compliance Officer

(1)	As of March 23, 2026
The principal occupation for the past five (5) years, as well as certain other biographical information, for each of our current executive officers who is not a Director is set forth below.
Michelle D. Esterman. Ms. Esterman has served as Chief Financial Officer of Altisource since August 2018. She also served as Chief Financial Officer of Altisource from March 2012 to October 2017 and as Executive Vice President, Finance of Altisource from October 2017 to August 2018. Before joining Altisource in March 2012, she served as Senior Manager, Audit & Enterprise Risk Services for Deloitte & Touche LLP (“Deloitte”) from 2003 to March 2012, including a two-year rotation with Deloitte Touche Tohmatsu, and in various roles for Deloitte from 1996 to 2003. Ms. Esterman began her career with Georgia Pacific Corporation in 1994 and is a Certified Public Accountant (Florida). She holds a Bachelor of Business Administration with a concentration in Accounting and a Master of Accountancy with a concentration in Tax from the University of North Florida.
Gregory J. Ritts. Mr. Ritts has served as Chief Legal and Compliance Officer of Altisource since February 2018 and has served as General Counsel since joining Altisource in October 2014. Before joining Altisource, he served as Senior Vice President, Deputy General Counsel of Publicis Groupe, an advertising and communications group, beginning in June 2010. Mr. Ritts also served as Global Vice President of Business Affairs and Corporate Development at Razorfish LLC, and held various senior legal positions with aQuantive, Inc. and Microsoft Corporation. Mr. Ritts began his career with the law firms of Nixon Peabody and Perkins Coie as an associate attorney. He holds a Bachelor of Arts from Miami University and a Juris Doctor from the University of Michigan Law School.

28

Beneficial Ownership of Common Stock

Beneficial Ownership of Common Stock
The following table sets forth certain information regarding the beneficial ownership of our common stock by:
a.	all persons known by Altisource to beneficially own five percent (5%) or more of our outstanding common stock;
b.	each Director and Named Executive Officer of Altisource; and
c.	all Directors and current executive officers of Altisource as a group.
The table is based on information provided by our Directors, executive officers and principal shareholders, as well as filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ownership percentages are based on an aggregate of 11,278,949 shares of common stock outstanding as of the record date, March 23, 2026, unless otherwise indicated in the footnotes below. To the Company’s knowledge, each person listed in the table below has sole voting and dispositive power over the shares they beneficially own, unless otherwise noted below.
Many of the persons in the table below hold Stakeholder Warrants. Each Stakeholder Warrant is exercisable for 0.20313 of a share of our common stock. The Stakeholder Warrants are immediately exercisable and currently have an implied exercise price of $9.5998 per share of common stock. For purposes of the beneficial ownership table below, we have assumed that all of the shares underlying the Net Settle Stakeholder Warrants are beneficially owned. However, the number of shares of common stock issuable upon the exercise of Net Settle Stakeholder Warrants will depend on the price of our common stock at the time of exercise, and fewer than all the shares of common stock underlying the Net Settle Stakeholder Warrants will be issued upon any exercise of Net Settle Stakeholder Warrants.
A holder of Stakeholder Warrants (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates (such persons, the “Attribution Parties”)) may not exercise any portion of the Stakeholder Warrants held by such holder to the extent that such holder (together with its affiliates and Attribution Parties) would beneficially own more than 9.99% of the outstanding common stock immediately after exercise, excluding for purposes of such determination shares of common stock issuable upon (i) exercise of such Stakeholder Warrants which have not been exercised and (ii) exercise or conversion of the unexercised or nonconverted portion of any of our other securities subject to a limitation on conversion or exercise analogous to the limitation contained in the Stakeholder Warrants beneficially owned by the holder or any of its affiliates or Attribution Parties (the “Beneficial Ownership Limitation”); provided, however, the Beneficial Ownership Limitation may be waived by the holder of Stakeholder Warrants upon 61 days’ prior written notice to the Company. In addition, the Beneficial Ownership Limitation does not apply to persons that were greater than 9.99% beneficial owners at the time the Stakeholder Warrants were issued without taking into consideration any common stock that may have been deemed to be beneficially owned by any such person as a result of the Stakeholder Warrants. The table below reflects each person’s beneficial ownership without taking into account the Beneficial Ownership Limitation.
Unless otherwise noted, the address for contacting our Directors and Named Executive Officers listed below is: Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.

29

Beneficial Ownership of Common Stock

Shares Beneficially Owned(1)
Name of Beneficial Owner:	Amount	Percent
Benefit Street Partners, LLC(2)	3,926,208	29.19
Deer Park Road Management Company, LP(3)	3,359,600	25.43
Credit Investments Group, a distinct business unit of UBS Asset Management Americas LLC(4)	2,691,619	23.40
Nantahala Capital Management, LLC(5)	1,006,433	8.19
Concise Capital Management, LP(6)	680,944	6.03
PhenixFIN Corporation(7)	592,413	5.23
Directors and Named Executive Officers:
William B. Shepro(8)	1,177,635	9.65
Michelle D. Esterman(9)	444,787	3.83
Gregory J. Ritts(10)	234,509	2.05
Roland Müller-Ineichen(11)	144,365	1.28
John G. Aldridge, Jr.(12)	117,513	1.04
Joseph L. Morettini(13)	99,568	*
Matthew T. Winkler(14)	19,027	*
Wesley G. Iseley(15)	19,027	*
Mary C. Hickok(16)	0	*
All Directors and Executive Officers as a Group (9 persons)	2,256,430	19.07

*	Less than one percent (1%)
(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has, or shares, voting or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire beneficial ownership within 60 days of March 23, 2026, the record date. Therefore, the table includes RSUs that vest within 60 days of the record date, as well as options and shares underlying Warrants that are currently exercisable or will become exercisable within 60 days of the record date, even if the share exercise price exceeds the market value of the options. The table does not include restricted shares that do not vest within 60 days of the record date, under which the holder has no voting rights until vested. Unless otherwise indicated, an individual has sole voting and investment power with respect to the indicated shares. In accordance with Company policy, no shares have been pledged as security for indebtedness by our Named Executive Officers or Directors.

(2)	Based on the information provided by the reporting company to the Company. The number of shares of common stock beneficially owned includes 2,173,166 shares underlying Warrants.
(3)
Based on information contained in a Schedule 13D filed with the SEC on March 5, 2025, by Deer Park Road Management Company, LP, with shared voting power with Deer Park Road Corp., Deer Park Road Management GP, LLC, AgateCreek LLC, Michael Craig-Scheckman and Scott Edward Burg (collectively, the “Reporting Managers”). The Reporting Managers’ holdings consist of 1,485,539 shares. Deer Park serves as investment adviser to STS Master Fund, Ltd., an exempt company organized under the laws of the Cayman Islands. The business address of the Deer Park Reporting Managers is 1195 Bangtail Way, Steamboat Springs, Colorado 80487. The number of shares of common stock beneficially owned excludes 1,855,050 shares underlying Warrants.

(4)	Based on information contained in a Schedule 13D filed with the SEC on April 7, 2025. The number of shares of common stock beneficially owned excludes 224,268 shares underlying Warrants.
(5)	Based on information contained in a Schedule 13G filed with the SEC on November 14, 2025. The number of shares of common stock beneficially owned includes 1,006,433 shares underlying Warrants.
(6)
Based on information contained in Schedule 13G filed with the SEC on February 27, 2025, with shared voting power with Glenn Koach and Thomas P. Krasner. The number of shares of common stock beneficially owned includes 14,862 shares underlying Warrants.

(7)	Based on information contained in a Schedule 13G filed with the SEC on March 5, 2025. The number of shares of common stock beneficially owned includes 45,234 shares underlying Warrants.

30

Beneficial Ownership of Common Stock

(8)
Includes options to purchase 25,000 shares exercisable on or within 60 days of March 23, 2026, 233,239 shares held by the William B. Shepro Revocable Trust (as to which Mr. and Mrs. Shepro share voting and dispositive power), and 919,396 shares underlying Warrants.

(9)
Includes options to purchase 2,164 shares exercisable on or within 60 days of March 23, 2026, 103,679 shares held jointly by Ms. Esterman and her spouse, Gregory F. Esterman, and 338,944 shares underlying Warrants.

(10)	Includes options to purchase 2,480 shares exercisable on or within 60 days of March 23, 2026, 45,816 shares held directly by Mr. Ritts, and 186,213 shares underlying Warrants.
(11)	Consists of 21,863 shares of common stock held directly by Mr. Müller-Ineichen, 19,011 RSUs scheduled to vest within 60 days of March 23, 2026 and 103,491 shares underlying Warrants.
(12)	Consists of 19,261 shares of common stock held directly by Mr. Aldridge, 19,011 RSUs and 15 restricted shares scheduled to vest within 60 days of March 23, 2026 and 79,226 shares underlying Warrants.
(13)	Consists of 18,959 shares of common stock held directly by Mr. Morettini, 19,011 RSUs scheduled to vest within 60 days of March 23, 2026 and 61,598 shares underlying Warrants.
(14)	Consists of 19,011 RSUs and 16 restricted shares held by Mr. Winkler that are scheduled to vest within 60 days of March 23, 2026.
(15)	Consists of 19,011 RSUs and 16 restricted shares held by Mr. Iseley that are scheduled to vest within 60 days of March 23, 2026.
(16)	Shares Ms. Hickok received for her service as a Director were transferred to the account of DPR CC LLC, a C-Corp wholly owned by Deer Park/STS Master Fund, Ltd.
Equity Compensation Plan Information
The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	40,319	$191.34	223,442

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to file all Section 16(a) forms on EDGAR. Based upon the Company’s review of Section 16(a) reports, the Company believes that all Section 16(a) filing requirements applicable to its reporting persons were complied with in 2025, except for four late reports on Form 4 filed under Section 16(a) as the result of an administrative oversight. Messrs. Aldridge, Morettini, Müller-Ineichen, and Ms. Hickok each filed one late report, and each such report related to a single transaction.

31

Executive Compensation
Summary Compensation Table
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Our Named Executive Officers for the year ended December 31, 2025 were as follows:
(1)	William B. Shepro, Chief Executive Officer
(2)	Michelle D. Esterman, Chief Financial Officer
(3)	Gregory J. Ritts, Chief Legal and Compliance Officer
The following table discloses compensation of our Named Executive Officers for fiscal years 2024 and 2025.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
William B. Shepro Chief Executive Officer	2024	$ 950,357 (6)	$664,010			$ 259,771 (8)	$ 1,874,138
	2025	$ 966,196 (7)	$2,709,518(9)	$3,114,982	$453,635	$ 233,973 (10)	$7,478,304
Michelle D. Esterman Chief Financial Officer	2024	$ 430,502 (11)	$256,384				$686,886
	2025	$ 430,500(12)	$1,077,997(13)	$1,099,383	$95,252		$2,703,132
Gregory J. Ritts Chief Legal and Compliance Officer	2024	$ 464,964 (14)	$225,631			$35,261 (15)	$728,856
	2025	$ 492,791 (16)	$903,260(17)	$925,264	$79,438	$36,759 (18)	$2,437,512

(1)
Represents amounts earned in the corresponding year, including portions of base salary that were paid in unrestricted Altisource common stock in lieu of cash as described below. From November 1, 2023 until February 1, 2025, Mr. Shepro and Ms. Esterman each provided the Company with the option to pay up to 30% of their base salaries with a grant of unrestricted Altisource common stock in lieu of cash (the “Base Salary Adjustment”). For the period of November 1, 2023 to December 31, 2024, the Company exercised its option to pay 30% of Mr. Shepro’s and Ms. Esterman’s base salaries in unrestricted Altisource common stock in lieu of cash. The Base Salary Adjustment was determined on a quarterly basis by dividing the amount of the forgone salary by the lower of (i) the average closing stock price for the covered period and (ii) the closing stock price on the day immediately preceding the date of the grant. For the period of January 1, 2025 to February 1, 2025, the Base Salary Adjustment was determined by dividing the amount of forgone cash compensation by the average of the high and low trading prices of the Company’s common stock on the Nasdaq Global Select Market for the first trading day of the applicable month.

(2)
Represents the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of the RSUs granted during each year presented. The value was determined by using the grant date fair value per award multiplied by the shares or RSUs granted. See Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2025 included in our 2025 Form 10-K for a description of our assumptions used in the calculation. This column does not include the grant date fair value of the RSUs earned by the Named Executive Officers in 2025 in the following amounts, as such grants will not be made unless and until our shareholders approve the Equity Plan Amendment Proposal: Shepro (112,951), Esterman (23,717), Ritts (19,779) (the “Contingent RSUs”). See “Narrative Disclosure to Summary Compensation Table — Annual Incentive Compensation” below. In accordance with Instruction 1 to Item 402(c)(2)(iv) of Regulation S-K, the Company will disclose the grant date fair value of these RSU grants pursuant to Item 5.02(f) of Form 8-K when and if they are granted.

(3)
Represents the distribution date fair value of Stakeholder Warrants distributed on April 3, 2025 with respect to RSUs held by employees on February 14, 2025 in connection with the Debt Exchange Transaction and intended to replace the long-term incentive plan for these executives for three years.

32

Executive Compensation

(4)	Consists of the cash portion of annual incentive compensation related to performance in the year indicated and awarded in the first quarter of the following year.
(5)
Consists of payments made to each Named Executive Officer or on their behalf pursuant to their respective employment agreements and relocation/expatriate plans, as detailed in the applicable footnotes.

(6)
Mr. Shepro’s salary is set in U.S. dollars and paid in euros. His salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar. The base salary reported in the table above reflects his U.S. dollar salary prior to conversion to euros. During 2024, $285,108 of Mr. Shepro’s salary was subject to the Base Salary Adjustment, with the number of shares of common stock granted in lieu of cash determined on a quarterly basis as follows. Mr. Shepro received 4,592 shares of common stock in lieu of $71,277 for the first quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $15.52, the closing share price the day immediately preceding the grant date, March 28, 2024. Mr. Shepro received 6,274 shares of common stock in lieu of $71,277 for the second quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $11.36, the closing share price the day immediately preceding the grant date, June 27, 2024. Mr. Shepro received 7,487 shares of common stock in lieu of $71,277 for the third quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $9.52, the closing share price the day immediately preceding the grant date, September 27, 2024. Mr. Shepro received 12,496 shares of common stock in lieu of $71,277 for the fourth quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $5.70, the closing share price the day immediately preceding the grant date, December 30, 2024.

(7)
Mr. Shepro’s salary is set in U.S. dollars and paid in euros. Through January 2025, his salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar. Beginning in February 2025, the USD/EUR exchange rate applied was the rate in effect on the business day prior to the payroll processing date, which averaged 0.877 euros to the U.S. dollar for the period from February through December 2025. The base salary reported in the table above reflects the U.S. dollar salary amounts prior to conversion into euros. Mr. Shepro received 4,242 shares of common stock in lieu of $23,759 for January 2025; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $5.60, the closing share price the day immediately preceding the grant date, January 31, 2025.

(8)
Includes a $48,341 education allowance, a goods and services allowance, a travel allowance, medical benefits and $113,465 tax gross-up payments on perquisites. Mr. Shepro’s other compensation includes benefits paid in euros, which have been converted into U.S. dollars for purposes of this table using the Bloomberg one-year average exchange rate of 0.8867 euros to the U.S. dollar for the year ended December 31, 2025.

(9)
Of the $2,709,518 in stock awards reported for 2025, (i) $2,638,518 represents the grant date fair value of RSUs awarded pursuant to the Restructuring Management Incentive Plan, and (ii) $71,000 represents the value of the Company common stock received by the Chief Executive Officer as part of his 2024 annual incentive (granted in 2025), with the remainder of the Chief Executive Officer’s earned 2024 annual incentive reallocated at his request to certain critical employees.

(10)
Includes an education allowance of $26,442, medical benefits of $25,575, a goods and services allowance, a travel allowance, and $100,938 in tax gross-up payments on perquisites. Mr. Shepro’s other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the Bloomberg one-year average exchange rate of 0.8867 euros to the U.S. dollar for the year ended December 31, 2025.

(11)
During 2024, $129,152 of Ms. Esterman’s salary was subject to the Base Salary Adjustment, with the number of shares of common stock granted in lieu of cash determined on a quarterly basis as follows. Ms. Esterman received 2,080 shares of common stock in lieu of $32,288 for the first quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $15.52, the closing share price the day immediately preceding the grant date, March 28, 2024. Ms. Esterman received 2,841 shares of common stock in lieu of $32,288 for the second quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $11.37, the closing share price the day immediately preceding the grant date, June 27, 2024. Ms. Esterman received 3,391 shares of common stock in lieu of $32,288 for the third quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $9.52, the closing share price the day immediately preceding the grant date, September 27, 2024. Ms. Esterman

33

Executive Compensation

received 5,660 shares of common stock in lieu of $32,288 for the fourth quarter of 2024; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $5.70, the closing share price the day immediately preceding the grant date, December 30, 2024.
(12)
Ms. Esterman received 1,922 shares of common stock in lieu of $10,763 for January 2025; the Base Salary Adjustment was determined by dividing the amount of the forgone cash compensation by $5.60, the closing share price the day immediately preceding the grant date, January 31, 2025.

(13)
Of the $1,077,997 in stock awards reported for 2025, (i) $949,862 represents the grant date fair value of RSUs awarded pursuant to the Restructuring Management Incentive Plan, and (ii) $128,135 represents the value of the Company common stock received by the Chief Financial Officer as part of her 2024 annual incentive (granted in 2025).

(14)
Mr. Ritts’ base salary is set and paid in euros. His base salary was converted to U.S. dollars, for purposes of the table, based on Bloomberg one-year average exchange rate of 0.8867 euros to the U.S. dollar for the year ended December 31, 2025.

(15)
Includes a $25,964 housing allowance and a travel allowance paid in euros and, for purposes of the table, is converted into U.S. dollars based on Bloomberg one-year average exchange rate of 0.9244 euros to the U.S. dollar for the year ended December 31, 2024.

(16)
Mr. Ritts’ base salary is set and paid in euros. His base salary was converted to U.S. dollars, for purposes of the table, based on Bloomberg one-year average exchange rate of 0.9244 euros per the U.S. dollar for the year ended December 31, 2024.

(17)
Of the $903,260 in stock awards reported for 2025, (i) $791,557 represents the grant date fair value of RSUs awarded pursuant to the Restructuring Management Incentive Plan, and (ii) $111,703 represents the value of the Company common stock received by the Chief Legal and Compliance Officer as part of his 2024 Annual Incentive (granted in 2025).

(18)
Includes a $27,067 housing allowance and a travel allowance paid in euros and, for purposes of the table, is converted into U.S. dollars based on Bloomberg one-year average exchange rate of 0.8867 euros to the U.S. dollar for the year ended December 31, 2025.

Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2025, the compensation program for our Named Executive Officers consisted of base salary, annual incentive compensation, equity awards, other benefits, as well as relocation and foreign living allowances for certain of our Luxembourg-based Named Executive Officers.
Base Salary
The Compensation Committee sets the base salary for our Chief Executive Officer and approves the base salaries for all other Named Executive Officers.
Base salaries are reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives, individual performance and corporate performance. Salary levels are also considered upon relocation, promotion or change in job responsibility. In addition, base salaries of our Luxembourg-based Named Executive Officers are subject to inflationary adjustments from time to time as required by applicable Luxembourg law.
The base salary for our Chief Executive Officer is set in U.S. dollars and paid in euros. Base salaries for our other Named Executive Officers are paid in their local currencies, i.e., in euros for our Chief Legal and Compliance Officer and in U.S. dollars for our Chief Financial Officer.
Annual Incentive Compensation
The Compensation Committee sets the target incentive compensation for our Chief Executive Officer and approves the target incentive compensation for all other Named Executive Officers. Target incentive compensation is reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives, and individual performance. In addition, the Chief Executive Officer’s target incentive compensation historically has been

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adjusted commensurate with inflationary salary indexation under Luxembourg law. The incentives are typically paid in a mix of cash and equity as determined by the Compensation Committee. The target incentive compensation is set in U.S. dollars.
The annual incentives for our Named Executive Officers (and other employees eligible for an annual incentive) are subject to adjustment based on a variable bonus pool (the “Bonus Pool”). The Bonus Pool may be increased or decreased based on the percentage of achievement of (i) the consolidated service revenue budget target (the “Service Revenue Target”) multiplied by the business segments’ margin target as determined by the Compensation Committee (the “Target Margin”) and 6.25%, and (ii) the consolidated adjusted EBITDA budget target (the “Adjusted EBITDA Target”) multiplied by 18.75%.
The actual service revenue achieved for the year is compared to the Service Revenue Target and the dollar amount difference from the target is multiplied by (a) the Target Margin and then (b) 6.25% to determine the increase or decrease the Bonus Pool. For example, if the Service Revenue Target is exceeded by $1,000 and the Target Margin is 20%, the Bonus Pool will be increased by (($1,000 x 20%) x 6.25%) = $12.50.
The actual adjusted EBITDA achieved for the year is compared to the Adjusted EBITDA Target and the dollar difference from such target is multiplied by 18.75% to determine the increase or decrease in the portion of the Bonus Pool tied to the Adjusted EBITDA Target. For example, if the Adjusted EBITDA Target is exceeded by $2,000, the Bonus Pool is increased by ($2,000 x 18.75%) = $375.
Total incentive payouts are funded from a capped annual Bonus Pool. Aggregate individual performance cannot increase the size of the Bonus Pool. As a result, individual payouts may be reduced pro rata from amounts otherwise earned under individual scorecards if the aggregate incentive amounts earned by annual incentive program eligible employees would otherwise exceed the approved Bonus Pool. For the year ended December 31, 2025, the target Bonus Pool was $5.53 million. The portion of the target Bonus Pool associated with the Named Executive Officers was $1,995,451. The target annual incentive opportunity for each Named Executive Officer was as follows: Mr. Shepro—$1,449,451; Ms. Esterman—$300,000; and Mr. Ritts—$246,000.
The table below includes the performance metrics for the annual incentive compensation and the percentage weight of each metric for the year ended December 31, 2025 for each of the Named Executive Officers:

Name	Adjusted EBITDA Budget	Support Function Budget	Strategic Initiatives
William B. Shepro	80.0%	—	20.0%
Michelle D. Esterman	72.5%	7.5%	20.0%
Gregory J. Ritts	72.5%	7.5%	20.0%

For the Adjusted EBITDA and support function budget metrics, payout levels range from 50% to 200% of target based on performance achieved between 75% and 125% of the applicable budgeted target, with payouts determined on a linear basis. Performance below 75% results in no payout, and payouts above 125% are capped at 200%. Achievement above target for the support function budget metric is subject to the discretion of the Chief Executive Officer.
The level of achievement for Strategic Initiatives target can range from 0% to 150% of target, based on evaluation by the Chief Executive Officer (and the Compensation Committee for the Chief Executive Officer).
Based on the performance metrics and weightings described above, the following table reflects achievement levels for each Named Executive Officer as determined by the Compensation Committee:

Name	Adjusted EBITDA Budget Achievement	Support Function Budget Achievement	Strategic Initiatives Achievement
William B. Shepro	83.1%	—	150.0%
Michelle D. Esterman	83.1%	101.8%	150.0%
Gregory J. Ritts	83.1%	124.0%	150.0%

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Executive Compensation

The table below summarizes the levels of achievement, as determined by the Compensation Committee, for our Named Executive Officers on their scorecards set forth in the table above:

Name	Target Annual Incentive Compensation	% Achievement on Scorecard	Earned Based on Scorecard
William B. Shepro	$1,449,451	96.5%	$1,398,625
Michelle D. Esterman	$300,000	97.9%	$293,675
Gregory J. Ritts	$246,000	99.6%	$244,918

The Compensation Committee determined that the 2025 annual incentive compensation earned by our Named Executive Officers would be paid in a mix of cash and equity in the form of RSUs. Historically, the cash portion, which comprised 60% of the earned incentive was paid immediately, and the RSUs would vest over two years. Under the 2025 award structure determined by the Compensation Committee:
•	33% of the earned incentive will be paid in cash, at a time such incentives are paid to other employees
•
27% of the earned incentive, which would have corresponded to the remaining cash portion of the award, will be paid in RSUs, contingent upon shareholder approval at the May 2026 Annual Meeting of the Company’s proposal to increase the number of shares authorized for issuance under the 2009 Equity Incentive Plan, and would vest after one year. If shareholder approval is not obtained, the Board intends to provide equivalent value to the Named Executive Officers through alternative compensation arrangements.

•
The remaining 40% would be paid in RSUs, contingent upon shareholder approval at the May 2026 Annual Meeting of the Company’s proposal to increase the number of shares authorized for issuance under the 2009 Equity Incentive Plan, with 50% of this portion vesting on the first anniversary of the date on which the Compensation Committee determined the 2025 annual incentive awards for Named Executive Officers and other eligible employees and the remaining 50% of this portion vesting on the second anniversary of such grant date. If shareholder approval is not obtained, the Board intends to provide equivalent value to the Named Executive Officers through alternative compensation arrangements.

Based on the methodology described above, the Compensation Committee determined that the 2025 Bonus Pool achieved was $4.86 million (“Earned 2025 Bonus Pool”). The aggregate annual incentive amounts otherwise earned by incentive-eligible employees, including the Named Executive Officers, based on individual scorecard achievement, totaled $5.01 million, exceeding the Earned 2025 Bonus Pool. Since the Earned 2025 Bonus Pool represented 97.0% of the aggregate scorecard-earned incentive amounts ($4.86 million divided by $5.01 million), individual earned annual incentive awards were paid at 97.0% of scorecard achievement, including the annual incentive award of each Named Executive Officer.
The table below summarizes the cash and equity award actually earned by each Named Executive Officer as a 2025 annual incentive award, as of the February 24, 2026 Compensation Committee meeting date. The awards were determined based on (i) performance on the scorecard metrics and (ii) the Earned 2025 Bonus Pool.

Name	Earned Incentive After Earned 2025 Bonus Pool Adjustment	Cash Incentive	Equity Incentive	# RSUs
William B. Shepro	$1,357,245	$453,635	$903,610	112,951
Michelle D. Esterman	$284,987	$95,252	$189,735	23,717
Gregory J. Ritts	$237,672	$79,438	$158,234	19,779

The number of RSUs for the equity incentive portion of the 2025 annual incentive awards was calculated using a share price of $8.00 per share. Historically, the Company used the average Altisource common stock share closing price over the 30 trading days preceding the date on which the award was approved (in this case, such average share closing price was $5.59). Using a higher share price to determine the RSUs awarded reduced the effective value of the equity awards to the NEOs by approximately 30.1% compared to the value that would

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Executive Compensation

have resulted from using the historical 30-day average price. This approach was intended to help limit shareholder dilution resulting from the RSUs issued as part of the Named Executive Officer Awards.
These RSUs will be granted following, and contingent upon, shareholder approval at the May 2026 Annual Meeting of the Company’s proposal to increase the number of shares authorized for issuance under the 2009 Equity Incentive Plan. If shareholder approval is not obtained, the Compensation Committee will consider alternative compensation arrangements, subject to applicable approvals, to appropriately recognize earned incentive value.
Restructuring Management Incentive Plan
In connection with the Debt Exchange Transaction, the Compensation Committee approved the one-time Restructuring Management Incentive Plan pursuant to which RSUs were granted to the Named Executive Officers, subject to the closing of the Debt Exchange Transaction.
The provision of the Restructuring Management Incentive Plan was an important component of the Debt Exchange Transaction and was required by the Company’s consenting lenders and approved by the Compensation Committee to support management retention and align executive incentives with long-term shareholder value creation following the transaction. The Compensation Committee determined that the Restructuring Management Incentive Plan was necessary to maintain leadership continuity and reinforce alignment between management and shareholders during a critical post-transaction period.
The Restructuring Management Incentive Plan was a one-time grant that was intended to replace the long-term incentive plan for these executives for three years. The Restructuring Management Incentive Plan was not intended to replace or supplement the Company’s annual incentive compensation program or recurring long-term incentive awards, but instead were designed as a transaction-specific, non-recurring equity award approved solely in connection with an extraordinary corporate event. In approving these awards pursuant to the Restructuring Management Incentive Plan, the Compensation Committee considered the one-time nature, potential shareholder dilution, and the importance of retaining and motivating key leaders following the Debt Exchange Transaction.
The Compensation Committee does not expect to grant similar transaction-related awards absent extraordinary circumstances.
The grants pursuant to the Restructuring Management Incentive Plan became effective on February 19, 2025, following the closing of the Debt Exchange Transaction. These awards vest in equal annual installments on each of the first three anniversaries of the grant date, subject to the terms of the 2009 Equity Incentive Plan and the terms of the applicable award agreements. The Compensation Committee determined that this multi-year, time-based vesting structure appropriately supports executive retention and sustained leadership continuity following an extraordinary corporate event.
The details of the awards made pursuant to the Restructuring Management Incentive Plan:

Name	RSUs Granted in Connection with the Debt Exchange Transaction
William B. Shepro	311,146
Michelle D. Esterman	112,012
Gregory J. Ritts	93,344

2025 Long-Term Incentive Plan Awards
The Named Executive Officers who participated in the one-time 2025 Restructuring Management Incentive Plan are not eligible for award grants under the Company’s long-term incentive compensation programs commencing in the 2025, 2026, and 2027 performance years.
The Compensation Committee determined that this three-year exclusion period appropriately offsets the size and multi-year vesting structure of the awards granted pursuant to the Restructuring Management Incentive

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Plan and mitigates concerns regarding cumulative equity compensation and dilution over the period and ensures that aggregate long-term equity compensation for these executives over the three-year period remains aligned with shareholder interests and market practices.
Following the conclusion of the three-year vesting period of the awards granted pursuant to the Restructuring Management Incentive Plan, the Compensation Committee intends to return to the Company’s regular long-term incentive framework for the Named Executive Officers, absent similarly extraordinary and non-recurring circumstances.
Grant of Stakeholder Warrants to Holders of RSUs
Under the terms of the RSUs granted to our employees, including our Named Executive Officers, our employees were entitled to receive Stakeholder Warrants if they held RSUs as of the February 14, 2025 record date for the distribution of Stakeholder Warrants. Accordingly, the “Option Awards” column of the Summary Compensation Table reflects the grant date fair value of the Stakeholder Warrants granted to our Named Executive Officers as if they were stock options.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The table below contains outstanding equity awards at the end of 2025; details regarding the vesting terms of each award are described in the notes to the table below.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants Exercisable	Number of Securities Underlying Unexercised Options/ Warrants Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(3)	Market Value of Shares or Units of Stock that have not vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested(4)	Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units or Other Rights that have not Vested(5)
William B. Shepro	25,000	—	—	$198.56	02/12/28	—	—	—	—
	—	550,214(6)	—	$9.5998	04/02/29	—	—	—	—
	—	550,214(7)	—	$9.5998	04/30/32	—	—	—	—
	—	—	—	—	—	—	—	6,402(8)	$44,494
	—	—	—	—	—	2,134(9)	$14,831	—	—
	—	—	—	—	—	2,621(10)	$18,216	—	—
	—	—	—	—	—	—	—	9,768(11)	$67,888
	—	—	—	—	—	6,512(12)	$45,258	—	—
	—	—	—	—	—	311,146(13)	$2,162,465	—	—
	—	—	—	—	—	12,500(14)	$86,875	—	—
Michelle D. Esterman	2,164	—	—	$198.56	02/12/28	—	—	—	—
	—	194,189(15)	—	$9.5998	04/02/29	—	—	—	—
	—	194,189(16)	—	$9.5998	04/30/32	—	—	—	—
	—	—	—	—	—	—	—	1,562(8)	$10,856
	—	—	—	—	—	520(9)	$3,614	—	—
	—	—	—	—	—	1,428(10)	$9,925	—	—
	—	—	—	—	—	—	—	2,384(11)	$16,569
	—	—	—	—	—	1,589(12)	$11,044	—	—
	—	—	—	—	—	112,012(13)	$778,483	—	—
	—	—	—	—	—	22,559(14)	$156,785	—	—
Gregory J. Ritts	—	—	208(17)	$261.12	08/29/26	—	—	—	—
	—	—	416(18)	$261.12	08/29/26	—	—	—	—
	625	—	—	$261.12	08/29/26	—	—	—	—
	—	—	208(19)	$221.20	07/27/27	—	—	—	—
	—	—	416(20)	$221.20	07/27/27	—	—	—	—
	1,855	—	—	$198.56	02/12/28	—	—	—	—
	—	163,433(21)	—	$9.5998	04/02/29	—	—	—	—
	—	163,433(22)	—	$9.5998	04/30/32	—	—	—	—
	—	—	—	—	—	—	—	1,562(8)	$10,856
	—	—	—	—	—	520(9)	$3,614	—	—
	—	—	—	—	—	1,171(10)	$8,138	—	—
	—	—	—	—	—	—	—	2,384(11)	$16,569
	—	—	—	—	—	1,589(12)	$11,044	—	—
	—	—	—	—	—	93,344(13)	$648,741	—	—
	—	—	—	—	—	19,666(14)	$136,679	—	—

(1)	Represents Stakeholder Warrants granted with respect to RSUs that are subject to service-based vesting.
(2)	Represents options for which performance hurdles have not been achieved.
(3)	Represents restricted shares and RSUs that remain subject to additional service-based vesting criteria.
(4)	Represents restricted shares and RSUs for which performance hurdles have not been achieved.
(5)	All award values set forth herein have been calculated using the closing common share price of $6.95 for Altisource as of December 31, 2025.
(6)
Represents the number of shares underlying Cash Exercise Stakeholder Warrants, calculated by multiplying 2,708,680 Cash Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

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Executive Compensation

(7)
Represents the number of shares underlying Net Settle Stakeholder Warrants calculated by multiplying 2,708,680 Net Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

(8)
Represents the March 20, 2023 award of market and performance-based RSUs, which cliff vests on the third anniversary of the grant date if certain financial measures are achieved. The number of market and performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria are below a certain threshold, the award is canceled.

(9)	Represents time-based RSUs scheduled to vest on March 20, 2026.
(10)	Represents time-based RSUs scheduled to vest on February 20, 2026.
(11)
Represents the February 20, 2024 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria are below a certain threshold, the award is canceled.

(12)	Represents time-based RSUs scheduled to vest in two (2) equal installments on February 20, 2026 and February 20, 2027.
(13)	Represents management award RSUs scheduled to vest in three (3) equal installments on February 19, 2026, February 19, 2027 and February 19, 2028.
(14)	Represents time-based RSUs scheduled to vest in two (2) equal installments on February 25, 2026 and February 25, 2027.
(15)
Represents the number of shares underlying Cash Exercise Stakeholder Warrants calculated by multiplying 955,985 Net Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

(16)
Represents the number of shares underlying Net Settle Stakeholder Warrants, calculated by multiplying 955,985 Cash Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

(17)
Represents the August 29, 2016 award of performance-based Options. One-third of the options vest upon Altisource achieving a stock price of $783.36 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved.

(18)
Represents the August 29, 2016 award of performance-based Options. One-third of the options vest upon Altisource achieving a stock price of $522.24 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved.

(19)
Represents the July 27, 2017 award of performance-based Options. One-third of the options vest upon Altisource achieving a stock price of $663.60 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved.

(20)
Represents the July 27, 2017 award of performance-based Options. One-third of the options vest upon Altisource achieving a stock price of $442.40 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved.

(21)
Represents the number of shares underlying Cash Exercise Stakeholder Warrants, calculated by multiplying 804,577 Cash Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

(22)
Represents the number of shares underlying Net Settle Stakeholder Warrants calculated by multiplying 804,577 Net Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

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Executive Compensation

(23)
Represents the number of shares underlying Net Settle Stakeholder Warrants calculated by multiplying 804,577 Net Exercise Stakeholder Warrants by the warrant exchange rate of 0.20313 of common stock, with any resulting factional share rounded down.

Employment Agreements
Altisource has entered into Luxembourg employment agreements with Messrs. Shepro and Ritts, our Luxembourg-based Named Executive Officers, as required by Luxembourg law. The employment agreements remain in effect indefinitely until the executive ceases to be employed by Altisource in Luxembourg. The agreements provide for a base salary and annual incentive compensation based on the satisfaction of relevant performance criteria. Additionally, the executives may receive relocation and foreign living allowances, as well as benefits such as health insurance. Please see the Summary Compensation Table under the “Executive Compensation” section above for additional details.
In order to terminate the employment agreement, each party must provide notice in accordance with the applicable time periods set forth in Article L.124-1 of the Luxembourg Labor Code. However, if the Company terminates the executive for “Cause” (“motifs graves,” as defined in Article L.124-10 of the Luxembourg Labor Code), no notice period is required. In addition, if the Company terminates the executive without “Cause” or if the executive resigns for “Good Reason,” the executive will receive severance benefits as described below. Furthermore, the executive may be entitled to receive additional payments in accordance with Article L.124-7 of the Luxembourg Labor Code if such executive has been employed for more than five (5) years, which period has been satisfied by each of our Luxembourg-based Named Executive Officers.
The employment agreements also contain a covenant prohibiting the disclosure of the Company’s confidential information and requiring the signing of an intellectual property agreement. In addition, the agreements include non-competition covenants for a minimum period of one (1) year, and non-solicitation covenants for two (2) years, or one (1) year in the case of the Chief Executive Officer, following the termination of the agreement. These agreements are governed by, interpreted under, and subject to the limitations of the laws of the Grand Duchy of Luxembourg.
In 2021, our Board approved a severance arrangement for our Chief Financial Officer, who would receive a severance payment equal to one (1) year’s base compensation paid in twelve equal installments in case of termination without cause.
Potential Payments Upon Termination or Change of Control
As discussed above, Mr. Shepro and Mr. Ritts have entered into employment agreements with the Company. Under these agreements, Mr. Shepro and Mr. Ritts have specific terms regarding termination and compensation. For Mr. Shepro, if his employment is terminated due to retirement or disability or otherwise without cause, the Company will pay all standard relocation costs to relocate him to the United States. If the Company terminates his employment other than for “Cause” (“motifs graves,” as defined in Article L.124-10 of the Luxembourg Labor Code) or if he resigns for “Good Reason” (as defined in his employment agreement), the Company will pay Mr. Shepro twelve (12) months’ base salary and at least one (1) year of target incentive compensation.
Additionally, if the Company terminates Mr. Shepro’s employment other than for “Cause” after October 1 of a service year, and before incentives are paid for the service year, Mr. Shepro will be entitled to receive incentive compensation for the service year.
For Mr. Ritts, if his employment is terminated due to retirement or disability or otherwise without cause, the Company will also pay standard relocation costs to relocate him to the United States. If the Company terminates his employment other than for “Cause” or if he resigns for “Good Reason” (as defined in his employment agreement), the Company will pay Mr. Ritts four (4) months’ base salary in addition to certain notice and additional payments as may be required under Articles L.124-1 and L.124-7 of the Luxembourg Labor Code. In the event of a Change of Control (as defined in his employment agreement), the Company shall pay Mr. Ritts twelve (12) months’ base salary plus one (1) year’s target incentive compensation. If a Change of Control occurs after October 1 of a service year and before incentives are paid for the service year, Mr. Ritts will be entitled to

41

Executive Compensation

receive incentive compensation prorated to the date of the Change of Control if occurring between October 1 and December 31. If Mr. Ritts is terminated other than for Cause following a Change of Control, his severance payment would be limited to the statutory notice and such other required payments under Articles L.124-1 and L.124-7 of the Luxembourg Labor Code.
If either Mr. Shepro or Mr. Ritts is terminated for “Cause,” the Company may do so without notice and with no obligation to make any further payments, other than amounts accrued and unpaid as of the date of termination.
With respect to stock options, upon termination of a Named Executive Officer’s employment other than for “Cause,” as defined by their stock option agreement, or by reason of resignation, the Named Executive Officer will typically be entitled to retain their vested options and any unvested market-based options for which the vesting hurdles have already been achieved. Typically, the Named Executive Officer’s right to retain any options following termination of employment is contingent upon having been employed with the Company for at least two (2) years, which period has been satisfied by each of our Named Executive Officers. Upon termination of employment for “Cause,” all vested and unvested stock options awarded pursuant to their stock option agreement(s) will be forfeited.
In addition, certain of the stock option agreements provide for accelerated vesting of service-based options. Typically, upon a Named Executive Officer’s death, disability or, in some instances, retirement (as defined in their stock option agreement), service-based options will vest immediately; provided, however, that the Named Executive Officer’s right to the acceleration of options following termination of employment is typically contingent upon having been employed with the Company for at least three (3) years in the case of retirement, and at least two (2) years in other instances, which periods have been satisfied by each of our Named Executive Officers. Additionally, pursuant to certain agreements, if there is a Change of Control, the Compensation Committee may, inter alia, adjust the vesting conditions of the options at its discretion, which could result in the immediate vesting of some or all of the options. Under the terms of the stock option awards granted to our Named Executive Officers on and after April 15, 2015, in the event of a Change of Control transaction, a buyer will have the option to cancel the stock options in exchange for their intrinsic value or allow them to remain in place. Generally, for termination not due to death, disability or retirement, a Named Executive Officer has six (6) months within which to exercise vested stock options pursuant to our stock option agreements.
With respect to restricted shares and RSUs granted to our Named Executive Officers, in some instances if an executive officer’s employment is terminated due to death, disability, or retirement (as defined in our 2009 Equity Incentive Plan and the applicable award agreements) unvested restricted shares and RSUs shall immediately vest, subject to the requirement that such executive officer has been employed with the Company for a period of time prior to the death, disability or retirement, as applicable, which periods have been satisfied by each of our Named Executive Officers. If the Named Executive Officer voluntarily resigns or his or her employment is terminated for “Cause,” any unvested restricted shares and RSUs will be forfeited. In some cases, if the Company terminates a Named Executive Officer’s employment for reasons other than “Cause,” as defined by the applicable award agreement, certain unvested restricted shares and RSUs will vest after 30 days of such termination. In addition, certain restricted share and RSU awards provide for the vesting of unvested restricted shares and RSUs in the event of a Change of Control.
Except as specified above, any portion of an equity award not vested will generally be forfeited unless alternate arrangements are made at the discretion of the Compensation Committee.
Equity Award Grant Practices
The Compensation Committee and executive management regularly monitor the Company’s equity grant practices to evaluate whether such practices comply with governing regulations and are consistent with good corporate practices. Historically, equity grants have been approved at Compensation Committee meetings held during the months of February, March, or April in connection with annual incentive plans or the performance review cycle. The Compensation Committee may, however, approve equity grants at any time during the year as appropriate, including with respect to new hires, promotions, or retention efforts. The Compensation Committee does not coordinate the timing of equity awards with the disclosure of material non-public information for the purpose of influencing the value of compensation.

42

Executive Compensation

In 2025, we did not grant any stock options or stock appreciation rights.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table discloses the relationship between the financial performance of the Company and (i) the summary compensation actually paid (“Compensation Actually Paid”) to the Company’s Principal Executive Officer (“PEO”), and (ii) the average Compensation Actually Paid to non-PEO Named Executive Officers. For further information about how we align executive compensation with the Company’s performance, see the “Executive Compensation — Narrative Disclosure to Summary Compensation Table” and the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Total Shareholder Return (Initial Value $100)(4)	Net Income
2023	$2,401,649	$644,841	$791,656	$271,421	$(62.37)	$(56,290,000)
2024	$1,874,138	$604,355	$706,372	$299,337	$(81.46)	$(35,636,000)
2025	$7,478,304	$5,718,443	$2,570,322	$2,029,048	$144.72	$1,615,000

(1)	William B. Shepro was the PEO for each of 2023, 2024 and 2025.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as the Summary Compensation Table total compensation, adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date of such equity awards (rather than the grant date). A portion of the Compensation Actually Paid includes equity awarded pursuant to the Restructuring Management Incentive Plan.

(3)	Our non-PEO Named Executive Officers for 2023, 2024 and 2025 were Michelle D. Esterman and Gregory J. Ritts.
(4)
Total Shareholder Return is calculated based on a fixed $100 investment as of December 31 of the previous year, with the return on such investment, including the Stakeholder Warrants granted pursuant to such investment, measured as of market close on the last trading day of the year being reported. Excluding the value attributable to the Stakeholder Warrants, Total Shareholder Return was $32.15.

43

Executive Compensation

The following tables outline the adjustments made to the compensation earned by our PEO and non-PEO Named Executive Officers, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to them.

Item and Value Added (Deducted)	2025	2024	2023
For PEO:
Summary Compensation Table Total	$7,478,304	$1,874,138	$2,401,649
- Summary Compensation Table “Stock Awards” column value	$(5,824,500)	$(664,010)	$(1,185,575)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$4,091,577	$171,680	$825,767
+/- change in fair value of outstanding and unvested equity awards granted in prior years	$(34,647)	$(597,645)	$(865,194)
+ vest date fair value of equity awards granted in the covered year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in the fiscal year	$27,599	$(151,192)	$(336,571)
- fair value at the end of prior year of awards granted in prior years that fail to meet vesting conditions	$(19,890)	$(28,615)	$(195,235)
Compensation Actually Paid	$5,718,443	$604,355	$644,841
For Non-PEO Named Executive Officers (Average):
Summary Compensation Table Total	$2,570,322	$706,372	$791,656
- Summary Compensation Table “Stock Awards” column value	$(2,002,952)	$(241,008)	$(266,900)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$1,468,282	$59,258	$183,970
+/- change in fair value of outstanding and unvested equity awards granted in prior years	$(11,469)	$(169,808)	$(306,552)
+ vest date fair value of equity awards granted in the covered year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in the fiscal year	$9,725	$(35,566)	$(90,127)
- fair value at the end of prior year of awards granted in prior years that fail to meet vesting conditions	$(4,860)	$(19,911)	$(40,626)
Average Compensation Actually Paid	$2,029,048	$299,337	$271,421

The following graphs denote the relationships between net income and Total Shareholder Return with Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to Non-PEO Named Executive Officers:

44

Executive Compensation

The Total Shareholder Return and net loss, based on a fixed $100 investment as of December 31 of the previous year with the return on such investment measured as of market close on the last trading day of the year being reported, for the following periods was:
(a)	December 31, 2022 to December 30, 2023, negative $62.37 with a net loss of approximately $56.3 million;
(b)	December 31, 2023 to December 30, 2024, negative $81.46 with a net loss of approximately $35.6 million; and
(c)	December 31, 2024 to December 30, 2025, positive $144.72 with a net income of approximately $1.6 million.
Impact of One-Time Management Equity Grant
The year-over-year increase in Compensation Actually Paid for 2025 is largely attributable to the one-time management equity grant made in connection with the Debt Exchange Transaction and intended to replace the long-term incentive plan for these executives for three years. Excluding the impact of this grant, the PEO’s Compensation Actually Paid increased by approximately 183.6% from 2024 to 2025 (and 136.4% for Non-PEO Named Executive Officers), driven primarily by base salary indexation and incentive compensation, and does not reflect a commensurate increase in ongoing annual compensation. This increase was materially lower than the Company’s growth in net income and Total Shareholder Return during the same period.
Change in Compensation Actually Paid to Named Executive Officer

PEO	2023	2024	% Change from 2023 to 2024	2025	% Change from 2024 to 2025
Salary(1)	$927,412	$950,357	2.5%	$966,196	1.7%
Value of Stock Awards	($571,233)	($605,773)	(6.0%)	$4,064,639	—
Non-Equity Incentive Compensation	$0	$0	—	$453,635	—
All Other Compensation	$288,662	$259,771	(10.0%)	$233,973	(9.9%)
TOTAL	$644,841	$604,356	(6.3%)	$5,718,443	846.2%

(1)
Increase in salary from 2023 to 2024 is due to the legally required Luxembourg salary indexation, and the change from 2024 to 2025 reflects foreign exchange rate fluctuations and a legally required statutory salary increase.

45

Executive Compensation

Change in Average Compensation Actually Paid to Non-PEO Named Executive Officers

Non-PEO Named Executive Officers	2023	2024	% Change from 2023 to 2024	2025	% Change from 2024 to 2025
Salary(1)	$469,233	$447,733	(4.6%)	$461,646	3.1%
Value of Stock Awards	($253,335)	($166,027)	34.5%	$1,461,678	—
Non-Equity Incentive Compensation	$0	$0	—	$87,345	—
All Other Compensation	$55,523	$17,631	(68.2%)	$18,380	4.2%
TOTAL	$271,421	$299,338	10.3%	$2,029,048	577.8%

(1)
Change in salary from 2023 to 2024 is primarily due to Euro-to-U.S. dollar exchange rate fluctuations, as one Non-PEO Named Executive Officer is based in Luxembourg and has a base salary denominated in euros but reported in U.S. dollars, partially offset by the legally required Luxembourg salary indexation. The change from 2024 to 2025 reflects foreign exchange rate fluctuations and the legally required Luxembourg salary indexation.

Summary of Compensation Actually Paid to our Named Executive Officers:

Note: The actual value of equity awards in 2023 and 2024 is negative.

46

Proposal Two

Proposal Two: Approval of Appointment of Independent Registered Public Accounting Firm and Certified Auditor Proposal
The Audit Committee has approved, and the Board has recommended, the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the year ending December 31, 2026 and until the Company’s 2027 annual general meeting of shareholders, and the appointment of Atwell S.à r.l. (“Atwell”) as our certified auditor (Réviseur d’Entreprises) for statutory accounts as required by Luxembourg law for the same period.
Representatives of RSM and Atwell will be offered the opportunity to be present at the Annual Meeting and to make any statements they deem appropriate. At this time, we do not expect such firms’ representatives to attend or join the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND CERTIFIED AUDITOR PROPOSAL

47

Report of the Audit Committee
As described more fully in our charter, the Audit Committee reports to and acts on behalf of the Board by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of the effectiveness of its internal control over financial reporting in accordance with the Standards of the PCAOB.
In connection with these responsibilities, the Audit Committee met with management and our independent registered public accounting firm to review and discuss the December 31, 2025 audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard AS 1301, Communications with Audit Committees. The Audit Committee has also received written disclosures from the Company’s independent registered public accounting firm, as required by the PCAOB’s applicable requirements, and has discussed the firm’s independence with them.
Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board include the December 31, 2025 audited consolidated financial statements in our 2025 Form 10-K.

Audit Committee:
Roland Müller-Ineichen, Chair Mary C. Hickok, Director Joseph L. Morettini, Director

April 7, 2026

48

External Auditor Fees
The following table shows the aggregate fees billed to Altisource for professional services RSM US LLP (“RSM”) and Atwell S.à r.l. (“Atwell”) in fiscal years 2024 and 2025.

Category	2024	2025
Audit Fees	$ 1,724,030	$ 1,380,810
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$ 1,724,030 (1)	$ 1,380,810 (2)

(1)
Represents $398,192 billed by Atwell (for audit fees), which includes $20,000 paid to RSM; and $1,325,838 billed by RSM ($1,283,838 for audit fees and $42,000 for other fees). Fees billed by Atwell include statutory audits required for regulatory compliance purposes.

(2)
Represents $221,160 billed by Atwell (which includes $20,000 paid to RSM) for audit fees and $1,159,651 billed by RSM US LLP for audit fees and $36,000 for other fees related to consent procedures associated with registration statements.

Audit Fees
This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Altisource’s consolidated financial statements for fiscal years 2024 and 2025, for the reviews of the financial statements included in Altisource’s quarterly reports on Form 10-Q during fiscal years 2024 and 2025 and reviews of registration statements and issuances of consents, comfort letters and services that are normally provided by our independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.
Audit-Related Fees
This category includes the aggregate fees billed by our independent registered public accounting firm for fiscal years 2024 and 2025 for audit-related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.
Tax Fees
This category includes the aggregate fees billed for fiscal years 2024 and 2025 for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice.
All Other Fees
Any fees that do not fall into one of the foregoing categories.
The Audit Committee considered the compatibility of the non-audit-related services provided by, and fees paid to, RSM in fiscal years 2024 and 2025, as applicable, and determined that such services and fees were compatible with the independence of each auditor.
The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair our independent registered public accounting firm’s independence. In fiscal years 2024 and 2025, all services associated with our independent registered public accounting firms were pre-approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated to him as described below.

49

External Auditor Fees

Audit Committee Pre-Approval Policy
The Audit Committee has pre-approved certain audit services, audit-related services and non-audit services to be performed by our independent auditor in its Pre-Approval Policy. Except for the services pre-approved pursuant to this policy, all permissible audit services, audit-related services, tax services and non-audit services must be separately pre-approved by the Audit Committee or any member of the Audit Committee to whom such authority is delegated. The Audit Committee has delegated authority to the Audit Committee Chair to pre-approve all such services, except services related to our independent auditor’s annual audit of the Company, which is subject to the specific pre-approval of the Audit Committee. The Audit Committee Chair reports any pre-approval decisions to the Audit Committee for their ratification.
The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditor.

50

Proposal Three

Proposal Three: Luxembourg Statutory Accounts Proposal
Pursuant to Luxembourg law, the Luxembourg Annual Accounts and the Consolidated Accounts must be submitted each year to shareholders for approval at the Annual Meeting.
The Luxembourg Annual Accounts are prepared in accordance with Luxembourg generally accepted accounting principles and consist of a balance sheet, a profit and loss account and the notes for the unconsolidated Altisource Portfolio Solutions S.A. entity. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg generally accepted accounting principles. Profits earned by the subsidiaries of Altisource Portfolio Solutions S.A. are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Altisource Portfolio Solutions S.A. The Luxembourg Annual Accounts as of and for the year ended December 31, 2025 reflect total assets of $142.8 million and a profit for the year then ended of $41.1 million.
The Consolidated Accounts are prepared in accordance with IFRS, and consist of a balance sheet, statement of operations, statement of changes in stockholders’ equity, statement of cash flows and the accompanying notes. The Consolidated Accounts present the financial position and results of operations for Altisource and all its subsidiaries as if the individual entities were a single company. As of December 31, 2025, the Consolidated Accounts reflect a total deficit of $86.3 million and net profit for the year then ended of $25.0 million.
Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Altisource does not receive shareholder approval of the Luxembourg Statutory Accounts, we cannot make this filing.
Altisource’s Luxembourg Statutory Accounts will be available to shareholders at our registered office, during business hours, by appointment, subject to location limitations, if any, that may be imposed by the Luxembourg government, from May 11, 2026 until the conclusion of the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
LUXEMBOURG STATUTORY ACCOUNTS PROPOSAL

51

Proposal Four

Proposal Four: Receipt of Directors’ Report Proposal
Under Luxembourg law, the Board is required to prepare an annual Directors’ report for our Luxembourg Statutory Accounts (the “Directors’ Report”). The Directors’ Report presents the Luxembourg Statutory Accounts for the relevant fiscal year, provides an explanation as to the results and certain other required Company matters and proposes the allocation of such results to the shareholders.
Luxembourg law also requires our supervisory auditor (Commissaire aux Comptes) to provide an annual report confirming that the Company’s Luxembourg Annual Accounts agree with the Company’s accounting records and documents.
The Directors’ Report for the year ended December 31, 2025 and the Supervisory Auditor’s Report for the Luxembourg Annual Accounts for the same period will be available to shareholders at our registered office, during business hours, by appointment, subject to location limitations, if any, that may be imposed by the Luxembourg government, from May 11, 2026 until the conclusion of the Annual Meeting. Following shareholder approval of the Luxembourg Statutory Accounts, these reports will be filed with the Luxembourg trade registry as public documents.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RECEIPT OF DIRECTORS’ REPORT PROPOSAL

52

Proposal Five

Proposal Five: Luxembourg Annual Accounts Allocation Proposal
Each year, the shareholders of Altisource are required to approve the allocation of the results of the unconsolidated Altisource Portfolio Solutions S.A. entity, as determined by the Luxembourg Annual Accounts.
Luxembourg law requires that at least five percent (5%) of the net profits, if any, for the Luxembourg Annual Accounts be allocated to a legal reserve; provided, however that an allocation ceases to be compulsory when the legal reserve reaches ten percent (10%) of the share capital of Altisource but again becomes compulsory when the reserve amount falls below this threshold. As the Company had a net loss pursuant to its Luxembourg Annual Accounts for the year ended December 31, 2025, no such allocation is required.
As of December 31, 2025, the Luxembourg Annual Accounts for Altisource reflect total assets of $142.8 million and a profit for the year then ended of $41.1 million. As noted in Proposal Three, profits earned by subsidiaries of Altisource are not included in the calculation of net profits for Altisource’s Luxembourg Annual Accounts unless such profits have been distributed to Altisource Portfolio Solutions S.A.
The Board proposes to allocate the income of $41.1 million reflected in the Luxembourg Annual Accounts to reduce profit brought forward.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
LUXEMBOURG ANNUAL ACCOUNTS ALLOCATION PROPOSAL

53

Proposal Six

Proposal Six: Discharge Proposal
Pursuant to Luxembourg law, following the approval of the Luxembourg Statutory Accounts (as described in Proposal Three above), shareholders must vote on whether to discharge each of our Directors for the performance of their mandate for the year ended December 31, 2025 and to our supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period. If granted, such discharge prevents shareholders from bringing liability claims against the Directors and/or the supervisory auditor for the performance of their mandates for such period. However, discharge is not valid in certain instances as specified in Article 461-7 of the Luxembourg Company Law. For fiscal year 2025, we believe no such instances have occurred.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE DISCHARGE PROPOSAL

54

Proposal Seven

Proposal Seven: Say-on-Pay Proposal
At our 2024 annual general meeting of shareholders, our shareholders voted in favor of an annual frequency for advisory votes with respect to our executive compensation.
In light of this vote, and pursuant to Section 14A of the Exchange Act, as amended, we are presenting this proposal, which gives shareholders the opportunity to approve or not approve, on a non-binding advisory basis, our pay program for our Named Executive Officers.
Our executive compensation program is designed to attract, incent and retain our Named Executive Officers, who are critical to our success. Pursuant to these programs, we seek to reward our Named Executive Officers for achieving strategic business goals designed to deliver long-term shareholder value. Shareholders should read the Executive Compensation section of this proxy statement, which discusses our compensation programs and the 2025 compensation for our Named Executive Officers.
While the Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
You may vote for or against the approval of our Named Executive Officers’ compensation, as disclosed in the Summary Compensation Table and accompanying compensation tables and related information contained in this proxy statement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
SAY-ON-PAY PROPOSAL

55

Proposal Eight

Proposal Eight: Equity Plan Amendment Proposal
At the Annual Meeting, shareholders will be asked to approve an amendment and restatement of the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to (i) increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by 800,000 shares (the “Initial Share Increase”) and (ii) provide for automatic annual increases to the share reserve (subject to the discretion of the Board to decrease any such automatic increase) for a period of four years, as described below, subject to specified percentage and numerical limitations and any conditions on the ability of the Board to increase the issued share capital under the Company’s Articles (the “Evergreen Provision”).
On February 24, 2026, the Board, subject to shareholder approval, approved a share reserve increase amendment to the 2009 Equity Incentive Plan contemplated by the Plan Amendment Proposal (the “Plan Amendment”).
As of March 23, 2026, we had remaining 120,455 shares available for future grants of equity awards under the 2009 Equity Incentive Plan, and 632,220 shares were reserved for issuance pursuant to outstanding equity awards under the 2009 Equity Incentive Plan. As of such date, we had 11,278,949 shares of common stock outstanding.
The Board and Compensation Committee have determined that, absent the Initial Share Increase and the Evergreen Provision, we may not have a sufficient number of shares available under the 2009 Equity Incentive Plan to support our anticipated multi-year equity compensation strategy.
If approved, in addition to the Initial Share Increase, the aggregate number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan will automatically increase on January 1 of each year for a period of four years, beginning on January 1, 2027, subject to specified percentage and numerical limitations and any limitations and any conditions on the ability of the Board to increase the issued share capital under the Company’s Articles, in an amount equal to the lesser of:
•	5% of the total number of shares of common stock outstanding on December 31 of the preceding year;
•	700,000 shares of common stock; and
•	such lesser number of shares of common stock as determined by the Board or the Compensation Committee prior to January 1 of the applicable year.
The Board or the Compensation Committee may elect to reduce or eliminate any annual increase in its discretion.
Rationale
Following the Company’s 2025 recapitalization transactions, including the exchange of senior secured term loans for new debt and equity, the issuance of common shares to lenders, the distribution of Stakeholder Warrants and the share consolidation, the Company’s capital structure and equity profile have materially changed.
The Compensation Committee and Board have determined that maintaining a competitive, long-term equity incentive program is important to support the Company’s continued strategic execution and long-term value creation.
The Initial Share Increase and Evergreen Provision are intended to:
•	provide sufficient share capacity to support multi-year equity awards;
•	retain and attract key talent in competitive markets;
•	reinforce alignment between management and shareholders by tying compensation to long-term performance;
•	reduce the need for recurring annual shareholder approvals to increase the share reserve; and

56

Proposal Eight

•	provide flexibility in managing the Company’s cash and liquidity by enabling the Board to substitute equity-based awards for cash incentive compensation where appropriate.
The Evergreen Provision includes a fixed percentage limit, a hard numerical cap and Board discretion to reduce or eliminate any annual increase, which the Board believes provides appropriate governance safeguards.
Other than the Initial Share Increase and the addition of the Evergreen Provision, the Plan Amendment does not materially alter the terms of the 2009 Equity Incentive Plan.
Summary of the 2009 Equity Incentive Plan
We currently maintain the 2009 Equity Incentive Plan. The purposes of the 2009 Equity Incentive Plan are to attract, to retain and to motivate Directors and employees of outstanding ability, and to align their interests with those of our shareholders.
The aggregate number of shares of our common stock that may be issued under the 2009 Equity Incentive Plan is 752,675 shares, consisting of 120,455 shares currently available for future grants and 632,220 shares reserved for issuance under outstanding awards, subject to adjustment in the event of stock splits and similar events. If this proposal is approved, the aggregate share reserve will be increased by 800,000 shares pursuant to the Initial Share Increase and will thereafter be subject to the automatic annual increases described above.
The following summarizes the terms of the 2009 Equity Incentive Plan as it is proposed to be amended. The following summary is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan, as proposed to be amended, which is attached hereto as Appendix A.
Administration
The 2009 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors, which must consist of at least two independent Directors. Each member of the Compensation Committee must satisfy the applicable independence requirements of Rule 16b-3 under the Exchange Act, as well as the independence standards of the Nasdaq Global Select Market. The Compensation Committee has full authority, in its discretion, to interpret the 2009 Equity Incentive Plan and to determine the individuals who will receive awards and the number of shares subject to each award.
Share Reserve
If this proposal is approved, the share reserve under the 2009 Equity Incentive Plan will consist of:
•	the current aggregate number of shares reserved for issuance under the 2009 Equity Incentive Plan, 120,455 shares, as of March 23, 2026;
•	the additional 800,000 shares approved pursuant to the Initial Share Increase; and
•	any shares which may be added from time to time pursuant to the Evergreen Provision.
If any shares to which an award relates are forfeited or the award otherwise terminates without shares being issued to the participant or if a payment is made to the participant in the form of cash or other property other than shares, such shares will not be counted against the number of shares available for issuance under the 2009 Equity Incentive Plan and will again be available for the grant of awards.
Eligibility
Under the 2009 Equity Incentive Plan, awards may be granted to our employees and employees of our affiliates, as well as members of the Board. As of December 31, 2025, we had approximately 164 employees and 3 non-employee Directors eligible to participate under the 2009 Equity Incentive Plan.

57

Proposal Eight

Stock Options
The 2009 Equity Incentive Plan provides for the grant of stock options. A stock option becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Compensation Committee may determine. No stock option may be exercised after the expiration of ten years from the date of grant. No participant may be granted options to purchase more than 666,667 shares in any calendar year.
The option price for each stock option will be payable in full in cash (or such other method of payment as the Compensation Committee may determine) at the time of exercise. No stock option is transferable other than by will or the laws of descent and distribution, and a stock option may be exercised during an optionee’s lifetime only by the optionee.
Restricted Stock
Restricted shares awarded by the Compensation Committee will be subject to such restrictions as the Compensation Committee may impose and may be subject to forfeiture in whole or in part upon the occurrence of certain events, including termination of employment.
Restricted Stock Units
The Compensation Committee may grant restricted stock units, which represent the right to receive a specified number of shares upon the satisfaction of certain conditions. The applicable award agreement will set forth the number of units awarded, the restrictions imposed, the duration of such restrictions, forfeiture provisions and other terms and conditions. The restricted period applicable to restricted stock units will, in the case of a time-based restriction, be not less than two years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year, provided that up to five percent (5%) of the shares available under the 2009 Equity Incentive Plan may be granted without regard to such minimum vesting requirements.
Performance Awards
The Compensation Committee may grant performance awards that may be settled in shares based on the achievement of specified performance goals during a designated performance period. In any one calendar year, a participant may earn a maximum of 666,667 shares pursuant to performance awards.
Other Equity-based Awards
The Compensation Committee is authorized to grant other equity-based awards denominated in, valued by reference to, or otherwise based on common stock. The value of any consideration paid for shares issued pursuant to such awards may not be less than the fair market value of such shares on the date of grant.
Miscellaneous
Except as otherwise determined by the Compensation Committee, no award shall be assignable or transferable other than by will or the laws of descent and distribution. The Board may amend, suspend or terminate the 2009 Equity Incentive Plan at any time, subject to shareholder approval where required by law or stock exchange rules, including for any increase in the number of shares available under the 2009 Equity Incentive Plan.
Form S-8 Registration Statement
If the Plan Amendment is approved, we intend to file one or more registration statements on Form S-8 to register the additional shares of our common stock reserved for issuance under the 2009 Equity Incentive Plan, including shares added pursuant to the Initial Share Increase and, as appropriate, shares added pursuant to the Evergreen Provision.
New Plan Benefits
The selection of participants and the amount and type of awards to be granted under the 2009 Equity Incentive Plan will be determined by the Compensation Committee in its discretion.

58

Proposal Eight

None of the additional shares that will be authorized for issuance under the 2009 Equity Incentive Plan pursuant to this proposal have been awarded to any Director or employee, and no commitment has been made to award any such shares.
The Compensation Committee has the authority to authorize future awards under the 2009 Equity Incentive Plan from time to time. The value of any future equity awards will depend on the nature and size of the awards, the future price of our common stock, and other factors. Accordingly, the amount of any future awards is not determinable at this time.
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax treatment applicable to us and to participants who receive awards under the 2009 Equity Incentive Plan, as proposed to be amended (the “Plan Amendment”), based on the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on such participant’s specific circumstances. The summary does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, participants are encouraged to consult their own tax advisors concerning the tax implications of awards granted under the 2009 Equity Incentive Plan.
The discussion below generally describes the U.S. federal income tax consequences of awards that may be granted under the 2009 Equity Incentive Plan following approval of the Plan Amendment.
Stock Options
Stock options granted under the 2009 Equity Incentive Plan are nonstatutory stock options (“NSOs”) that are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). No taxable income is recognized by a participant upon the grant of an NSO. The participant generally will recognize ordinary income in the year in which the NSO is exercised in an amount equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price paid for the shares. Subject to applicable limitations and reporting requirements, the Company generally will be entitled to a corresponding income tax deduction in the same amount and at the same time the participant recognizes such ordinary income.
Restricted Stock Awards
No taxable income is recognized by a participant at the time restricted stock is granted. Instead, the participant will generally recognize ordinary income when the restricted stock vests, in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. However, a participant may elect under Section 83(b) of the Code to recognize ordinary income in the year the restricted stock is granted in an amount equal to the excess of (a) the fair market value of the shares on the grant date over (b) the cash consideration (if any) paid for the shares. If the Section 83(b) election is made, the participant will not recognize additional income as the shares subsequently vest. The Company generally will be entitled to a corresponding income tax deduction equal to the amount of ordinary income recognized by the participant at the time such income is recognized.
Restricted Stock Units and Other Equity-Based Awards
Generally, no taxable income is recognized upon the grant of restricted stock units, performance awards or other equity-based awards. A participant will generally recognize ordinary income in the year in which the shares subject to the award are issued or otherwise become transferable free of a substantial risk of forfeiture. The amount of such income will be equal to the fair market value of the shares on the date of issuance. Subject to applicable limitations, the Company generally will be entitled to a corresponding income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

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Proposal Eight

Withholding
Prior to the delivery of any shares of common stock pursuant to an award granted under the 2009 Equity Incentive Plan (or the exercise thereof), the Company has the authority to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes or other amounts required to be withheld with respect to such award (or exercise thereof).
Section 409A of the Code
Certain types of awards under the 2009 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Unless an award complies with Section 409A, participants may be taxed earlier than would otherwise be the case (for example, at the time of vesting rather than upon payment) and may be subject to an additional 20% federal income tax, as well as potential interest, penalties and applicable state taxes. To the extent Section 409A applies, the 2009 Equity Incentive Plan and all awards granted under it are intended to be structured, administered and interpreted in a manner intended to either comply with, or to be exempt from, the requirements of Section 409A and the related regulations and interpretive guidance.
Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the deductibility for U.S. federal income tax purposes of compensation paid to certain executive officers in excess of $1 million in any taxable year. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers for the taxable year, as well as any individual who has served in such capacity in any prior year beginning after December 31, 2016. As a result, compensation paid under the 2009 Equity Incentive Plan to a covered employee in excess of $1 million in any taxable year generally will not be deductible by the Company for U.S. federal income tax purposes, subject to certain limited exceptions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
EQUITY PLAN AMENDMENT PROPOSAL

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Interests of Certain Persons in the Proposals
None of our Directors or executive officers have any substantial interest, directly or indirectly, in the Proposals except to the extent of their ownership of shares of our common stock and except as follows:
•
Our directors and executive officers have an interest in the Equity Plan Amendment Proposal, as they are expected to receive awards under the 2009 Equity Incentive Plan if the Equity Plan Amendment Proposal is approved, including the Contingent RSUs.

Business Relationships and Related Person Transactions
The Board has adopted, as set forth within our written Code of Business Conduct and Ethics, certain policies and procedures for the review and approval of transactions in which a conflict of interest may arise. The Code of Business Conduct and Ethics is available at https://ir.altisource.com/corporate-governance. Any situation that potentially qualifies as a conflict of interest is to be disclosed to the Chief Legal and Compliance Officer to assess the nature and extent of any concern as well as the appropriate next steps. If any such situation requires The Board’s or Audit Committee’s review, the Chief Legal and Compliance Officer will notify the Chair of the Board or the Audit Committee Chair, as appropriate.
The Audit Committee has adopted written policies and procedures to govern the review and approval of transactions involving Altisource and a Related Person (as defined by SEC Regulation S-K).
ALDRIDGE|PITE, LLP
We engage Aldridge Pite, LLP (“Aldridge Pite”), a law firm, to provide services, including eviction services. John G. Aldridge, Jr., the firm’s founder and managing partner, currently serves on the Board. During fiscal year 2025, the Company incurred approximately $1.1 million for these services. Aldridge Pite informed us that a portion of this amount represents reimbursed third-party costs paid on the Company’s behalf (such as filing fees, service of process costs and similar expenses) and that the amount recorded as revenue on its books is lower. As managing partner, Mr. Aldridge has a material interest in this transaction through his ownership and leadership role in the firm. The Audit Committee reviewed and approved this arrangement in accordance with the Company’s related-party transaction policy and determined that the engagement was appropriate and in the best interests of the Company.

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Shareholder Proposals
Pursuant to SEC rules, any proposal that a shareholder wishes to have included in our proxy materials for our 2027 annual general meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received at our registered office no later than December 8, 2026. In addition to any shareholders’ rights under the Luxembourg Company Law and the Company’s Articles, for any proposal that is not submitted for inclusion in the proxy statement for the 2027 annual general meeting of shareholders, but is instead sought to be presented directly at the meeting, SEC rules permit the persons appointed as proxies to vote shares represented by valid proxies in their discretion if we: (i) receive notice of the proposal no later than February 21, 2027 and disclose in the 2027 proxy statement the nature of the matter and how the persons appointed as proxies intend to vote; or (ii) receive notice of the proposal after February 21, 2027. If we change the date of our 2027 annual general meeting of shareholders by more than 30 days from this year’s annual general meeting, the persons appointed as proxies will have discretion to vote shares represented by valid proxies in their discretion if the proposal is not received a reasonable time before Altisource sends its proxy materials to its shareholders. However, the persons appointed as proxies will have no discretion with respect to proposals with respect to which the proponent complies with certain SEC requirements, including providing Altisource with a timely written statement that such proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Altisource’s voting shares required under applicable law to carry the proposal.
Notice of intent to present a proposal at the 2027 annual general meeting of shareholders should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Any shareholder proposal must be sent by certified mail, return-receipt requested.
In addition to satisfying the requirements under Luxembourg law and the Company’s Articles, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act and such notice must be postmarked no later than March 21, 2027, except that, if the date of the 2027 annual general meeting has changed by more than 30 calendar days from the date of the 2026 annual general meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual general meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual general meeting is first made by the Company. Such notice may be mailed to our Corporate Secretary at the address above.
Annual Report
A copy of our 2025 Form 10-K was made available to shareholders on or around March 4, 2026. Our 2025 Form 10-K can be found on our website at www.altisource.com under Investor Relations. We will furnish, without charge, to any shareholder whose proxy is solicited and to any beneficial owner entitled to vote at the Annual Meeting, a copy of our 2025 Form 10-K filed with the SEC under the Exchange Act, upon written request. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.

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Other Matters
Proxies will be solicited on behalf of the Board by mail or electronic means, and we will pay all solicitation costs. Copies of our 2025 annual report and this proxy statement will be provided to banks or brokers for the purpose of soliciting proxies from beneficial owners to the extent shareholders have requested paper copies instead of receiving the Notice. In addition to solicitations by mail or electronic means, our Directors, officers, and other employees may solicit proxies personally or by telephone, without additional compensation.
Shares represented by all valid proxies will be voted in the manner specified. Where a shareholder does not indicate specific voting instructions, and except with respect to “broker non-votes,” each proxy received for the Annual Meeting will be voted “FOR” each Director nominee named in this proxy statement and “FOR” Proposal Two through Proposal Eight, inclusive. Should any other matter properly come before the Annual Meeting, the persons appointed as proxies will vote in their discretion.
If you are a beneficial owner but not the record holder of shares of our common stock, and have requested a copy of this proxy statement, your bank or broker may deliver only one (1) copy of this proxy statement and our 2025 annual report to multiple shareholders who share an address, unless the bank or broker has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single set of materials was delivered may request additional copies by contacting the Office of the Corporate Secretary by mail at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg, or by email at CorporateSecretary@altisource.com. Beneficial owners who receive multiple copies at a shared address and wish to receive a single set of materials in the future should contact their bank or broker to request delivery of only one (1) copy of each document to all shareholders at that address.
This proxy statement and our 2025 annual report will be available on our website under Investor Relations-Financial Information at https://ir.altisource.com/financial-information, and at www.proxyvote.com. If you are a shareholder of record, you may elect to receive future proxy statements and annual reports electronically by following the instructions included with your proxy materials. If you make this election, you will receive a notice by mail identifying the website locations of these documents, and your election will remain in effect until you notify us by mail that you no longer wish to receive materials electronically. If you hold your common stock through a bank or broker, please refer to their instructions on how to elect electronic delivery.

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APPENDIX A
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN
(as of ~~February 18, 2025~~May 20, 2026)
SECTION 1.	PURPOSE
1.01
The purpose of the 2009 Equity Incentive Plan (the “Plan”) is to assist Altisource Portfolio Solutions S.A. (the “Company”) in attracting, retaining and motivating directors and employees of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.	DEFINITIONS; CONSTRUCTION
2.01	Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:
2.01.1	“Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares granted under the Plan.
2.01.2	“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
2.01.3	“Board” means the Company’s Board of Directors.
2.01.4
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.5
“Change of Control” shall mean (i) the acquisition by any person or entity, or two or more persons and/or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of the Company, if after giving effect to such acquisition such person(s) or entity(ies) own more than fifty percent (50%) of such outstanding voting stock, (ii) the sale in one or more transactions of substantially all of the Company’s assets to any person or entity, or two or more persons and/or entities acting in concert, (iii) the merger, consolidation or similar transaction resulting in a reduction of the interest in the Company’s stock of the pre-transaction stockholders to less than fifty percent (50%) of the post-transaction ownership, or (iv) a change in the composition of the Board during any twelve (12) month period such that a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election. Notwithstanding anything herein to the contrary, the definition of Change of Control set forth herein shall not be broader than the definition of “change in control event” under Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder, and if a transaction or event does not otherwise fall within such definition of change in control event, it shall not be deemed a Change of Control for purposes of the Plan.~~a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement.~~

2.01.6
“Committee” means, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof, consisting of at least two members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (i) ~~an “outside director” as then defined under Section  162(m) of the Code or any~~

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~~successor provision, (ii) a “non-employee director” as then defined under Rule 16b-3 or any successor rule~~, and (~~i~~ii) an “independent~~”~~ director” as such term is defined under the listing rules of the Nasdaq ~~Global~~ Stock Market.
2.01.7
“Common Stock” means shares of the common stock of the Company without designation of nominal value~~, par value $1.00 per share~~, and such other securities of the Company or other company or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

~~2.01.8~~	~~“Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.~~
2.01.8~~9~~	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.01.~~10~~9
“Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the mean between the highest and lowest sales prices per share for the date(s) as established by the Board as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted at www.nasdaq.com/symbol/ASPS (or in such other reliable website or publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date(s) cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date(s). Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.01.~~11~~10	“Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.
2.01.~~12~~11
“Other Stock-Based Award” means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

2.01.~~13~~12
“Participant” means (a) an employee of the Company or any Subsidiary or affiliate, including, but not limited to, a Covered Employee (as defined in Section 162(m)(3) of the Code), or (b) a member of the Board, who, in the case of either clause (a) or (b), is granted an Award under the Plan.

2.01.~~14~~13	“Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.04.
2.01.~~15~~14
“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.01.~~16~~15
“Retirement” means, unless otherwise specified in an Award Agreement, termination (other than by reason of death or disability) by the Participant of the Participant’s employment with the Company or any Subsidiary or affiliate pursuant to and in accordance with a plan or program of the Company or any Subsidiary or affiliate applicable to the Participant, provided, however that the Participant must have attained the age of fifty-five (55) and been an employee of the Company or any Subsidiary or affiliate for not less than three (3) years as of the date of termination of employment by reason of Retirement.

2.01.~~17~~16	“Restricted Stock” means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

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2.01.~~18~~17
“Restricted Stock Units” means units, granted under Section 6.03 hereof, representing the notional right to receive a specified number of Shares upon the satisfaction of certain conditions set forth therein.

2.01.~~19~~18
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.~~20~~19
“Shares” means the common stock of the Company without designation of nominal value~~, par value $1.00 per share,~~ and such other securities of the Company as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.~~21~~20
“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if each of the companies other than the last company in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other companies in the chain.

2.02	Construction. For purposes of the Plan, the following rules of construction shall apply:
2.02.1	The word “or” is disjunctive but not necessarily exclusive.
2.02.2
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.	ADMINISTRATION
3.01
The Committee shall administer the Plan. References hereinafter to the Committee shall mean the Compensation Committee of the Board (or other appointed committee). The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to designate Participants;
(ii)	to determine the type or types of Awards to be granted to each Participant;
(iii)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, including in the case of a Change of Control based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)	to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(vi)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;
(vii)	to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;
(viii)
to correct any defect, supply any omission, or reconcile any inconsistency and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into, or Award made under the Plan;

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(ix)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and
(x)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or a Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or Committee to assist in the administration of the Plan.

SECTION 4.	SHARES SUBJECT TO THE PLAN
4.01
The maximum net number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 2,883,333 ~~16,312,542 shares of Common Stock~~ Shares, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards. Each Share issued under the Plan pursuant to an Award other than an Option or other purchase right in which the Participant pays the Fair Market Value for such Share measured as of the grant date, or appreciation right which is based upon the Fair Market Value of a Share as of the grant date, shall reduce the number of available Shares by 1.00.

In addition to the foregoing and subject to adjustment as provided in Section 8.01, the aggregate number of Shares available for issuance under the Plan shall automatically increase on January 1 of each year for a period of four (4) years, beginning on January 1, 2027 in an amount equal to the lesser of: (i) 5% of the total number of Shares outstanding on December 31 of the preceding year; (ii) 700,000 Shares; and (iii) such lesser number of Shares as determined by the Board or the Committee prior to January 1 of the applicable year. The Board or the Committee may, in its discretion, reduce or eliminate any such annual increase.
For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan on a one-for-one basis at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually issued pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of issuance; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.
If any Shares to which an Award relates are forfeited or the Award otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares, including Shares repurchased by the Company for purposes of the Plan.
SECTION 5.	ELIGIBILITY
5.01 Awards may be granted only to individuals who are employees of the Company or any Subsidiary or affiliate or to members of the Board.

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SECTION 6.	SPECIFIC TERMS OF AWARDS
6.01
General. Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 9.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)	Exercise Price. The criteria for determining the exercise price per Share of an Option shall be determined and such price shall be established by the Committee prior to each grant.
(ii)
Option Term. The term of each Option shall be determined by the Committee, except that no Option shall be exercisable after the expiration of ten years from the date of grant. The Option shall be evidenced by a form of Award Agreement, and subject to the terms thereof.

(iii)
Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Company. Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares held by a broker or other agent.

Unless otherwise determined by the Committee, the Company will also cooperate with any Person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Company upon exercise of an Option, until the Company has received payment in full of the exercise price.
(iv)	Termination of Employment. In the case of Participants, unless otherwise determined by the Committee and/or reflected in the Award Agreement or award program:
(A)
if a Participant shall die while employed or engaged by the Company or a Subsidiary or affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(iv), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within two years after the date of the Participant’s death, but not later than the expiration date of the Options, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(B)
if the Participant must terminate employment or engagement due to disability, the Options may be exercised within three years after the date of termination, but not later than the expiration date of the Options.

(C)
if the Participant’s employment or engagement is terminated by reason of Retirement the Options shall vest and shall become immediately exercisable in full on the date of termination and may be exercised within three years after the date of Retirement, but not later than the expiration date of the Options.

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(D)
if the employment or engagement of a Participant with the Company or its Subsidiaries or affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Company or shall terminate his or her employment or engagement with the written consent of the Company or a Subsidiary, the Committee may elect to vest the Options immediately. Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment or engagement, may be exercised within six months after the date of termination of employment or engagement, but not later than the expiration date of the Options.

(E)
except to the extent an Option remains exercisable under paragraphs (A) through (D) above, any Option granted to a Participant shall terminate six months after the date of termination of employment or engagement of the Participant with the Company or a Subsidiary or affiliate.

(v)
Individual Option Limit. The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 666,667 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.03	Restricted Stock or Restricted Stock Units. The Committee is authorized to grant Restricted Stock or Restricted Stock Units to Participants on the following terms and conditions:
(i)
Issuance and Restrictions. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends or dividend equivalents thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter. The restriction period applicable to Restricted Stock or Restricted Stock Units shall, in the case of a time-based restriction, be not less than two years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year provided that up to five percent (5%) of the Shares available under the Plan may be granted without regard to such minimum vesting requirements.

(ii)
Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock or Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on Restricted Stock or Restricted Stock Units.

(iii)
Certificates for Shares. Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, with respect to Restricted Stock, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

6.04	Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:
(i)
Right to Payment. A Performance Award shall represent a right to receive Shares based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.

(ii)	Terms of Performance Awards. At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals

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applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third-party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted ~~in Section 162(m)~~by applicable law.
(iii)	Performance Goals. “Performance Goals” shall mean one or more pre-established, objective measures of performance during a specified “Performance Period,” selected by the Committee in its discretion.
Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of companies, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.
(iv)
Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.

Performance Awards are not intended to provide for the deferral of compensation, such that payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.
(v)
Maximum Individual Performance Award Payments. In any one calendar year, the maximum amount which may be earned by any single Participant under Performance Awards granted under the Plan shall be limited to 666,667 Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. ~~In applying this limit, the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may~~

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~~occur in a subsequent calendar year or years.~~ For purposes of applying this limitation, Shares shall be counted in the calendar year in which they are earned based on achievement of the applicable Performance Goals.
(vi)
Termination of Employment. Except as may be set forth in the Participant’s Award Agreement or as otherwise determined by the Committee, vesting shall cease on the date of the Participant’s termination of employment or engagement.

6.05
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary, cash bonus, fees or other payments, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, appreciation rights, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary for eligible Participants.

The Committee shall determine the terms and conditions of Other Stock-Based Awards. Shares or securities delivered pursuant to a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right.
Appreciation rights may not be granted at a price less than the fair market value of the underlying Shares on the date of grant. Delivery of Shares or other securities in payment of a purchase right or appreciation right, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Company will also cooperate with any Person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such Person, for the purpose of paying the exercise price of a purchase right.
Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Company upon exercise of a purchase right, until the Company has received payment in full of the exercise price.
SECTION 7.	GENERAL TERMS OF AWARDS
7.01
Stand-Alone, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Subsidiary (subject to the terms of Section 9.01) or any business entity acquired or to be acquired by the Company or a Subsidiary.

Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
7.02
Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding Award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the

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Board or the Participant, to the extent necessary for Awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.
7.03
Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.04
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

7.05
Form of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 9.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.06
Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company or a Subsidiary except as otherwise established by the Committee at the time of grant or thereafter. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.07
Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.08
Stock Certificates. Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may

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require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.
SECTION 8.	ADJUSTMENT PROVISIONS
8.01
If a dividend, dividend equivalent or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Performance Awards or Other Stock Based Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Performance Awards or Other Stock Based Awards and the maximum number of shares as to which Options or Performance Awards may be granted and as to which shares may be awarded under Sections 6.02(v) and 6.04(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee is authorized and has sole discretion, as to any Award of Options, Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Awards, to take any one or more of the following actions (which need not be uniform for Awards): (i) provide for the purchase of any such Award for an amount of cash equal to the net value of such Award to the holder thereof (taking into account any exercise price with respect to such Award and the Fair Market Value of the Shares as of that time) that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such change or exchange of Shares for a different number or kind of shares of stock or other securities; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the Company or such other company then a party to such transaction, including without limitation, by the substitution for the shares of Common Stock then subject to outstanding Awards the number and kind of shares of stock or other securities (and the cash or other property) into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. In such case, the Committee shall also have the discretion to cause there to be substituted for each share of Common Stock, which may in the future be issued under the Plan, but which is not then subject to any outstanding Award the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow may be changed or exchangeable in any such transaction in the Committee’s discretion shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.
In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Performance Award or Other Stock Based Award prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted, or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places, with the last decimal place rounded upwards to the nearest whole number.
If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off, split-up, dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, then (a) the Committee shall make any adjustments to any then

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outstanding Option, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.
No adjustment or substitution provided for in this Section 8.01 shall require the Company to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor.
In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.
SECTION 9.	AMENDMENTS TO AND TERMINATION OF THE PLAN
9.01
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in Section 7.02, without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 7.02, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Company.

SECTION 10.	GENERAL PROVISIONS
10.01
No Right to Awards; No Shareholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

10.02
Withholding. To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any Shares or make any other payment under the Plan until such obligations are

A-11

satisfied. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.
10.03
No Right to Employment or Continuation of Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

10.04
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

10.05
No Limit on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

10.06
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.07
Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Grand Duchy of Luxembourg (without regard to the conflicts of laws thereof).

10.08
Severability. If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

10.09
Clawback. All Awards granted under the Plan (and any proceeds therefrom) shall be subject to the Compensation Clawback Policy of the Company and any other policies adopted to comply with applicable law, regulations and stock exchange listing standards.

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SECTION 11.	EFFECTIVE DATE AND TERM OF THE PLAN
11.01
~~The effective date and date of adoption of the Plan shall be August 7, 2009, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting.~~ The Plan, as amended and restated effective May 20, 2026, shall continue in effect, and Awards outstanding as of such date shall remain subject to the terms of the Plan as so amended and restated. ~~Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval. In the event such shareholder approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect.~~The amendments adopted by the shareholders on May 20, 2026 shall be effective as of such date.

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTISOURCE PORTFOLIO SOLUTIONS S.A. (the "Company")

1. Election of Directors

The Board of Directors recommends that you vote FOR the following nominees:

	For	Against	Abstain
1a. John G. Aldridge, Jr.	☐	☐	☐
1b. Mary C. Hickok	☐	☐	☐
1c. Wesley G. Iseley	☐	☐	☐
1d. Joseph L. Morettini	☐	☐	☐
1e. William B. Shepro	☐	☐	☐
1f. Matthew Winkler	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposals:

NOTE: Proxies will vote in their discretion upon such other business that may properly come before the Annual General Meeting and any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V90290-P48683

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLY AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the "Proxies"), with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Altisource Portfolio Solutions S.A. (the "Company") that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Wednesday, May 20, 2026, at 9:00 a.m. Central European Time and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted "For" the election of each of the nominees to the Board of Directors and "For" each of the other proposals listed herein.** This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting. **In addition, the Proxies will vote in their discretion upon such other business that may properly come before the Annual General Meeting and any adjournment or postponement thereof.**

The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on May 20, 2026, or any adjournment or postponement thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Continued and to be dated and signed on the reverse side